Execution Version AGREEMENT TO MERGE AND PLAN OF REORGANIZATION dated as of April 16, 2021 by and among Bank of Marin Bancorp And American River Bankshares

TABLE OF CONTENTS RECITALS ARTICLE I CERTAIN DEFINITIONS ........................................................................................ 2 1.01. Certain Definitions................................................................................................. 2 ARTICLE II THE MERGER....................................................................................................... 12 2.01. The Merger........................................................................................................... 12 2.02. Effective Time....................................................................................................... 12 2.03. United States Federal Income Tax Consequences ............................................... 13 2.04. American River Bank Foundation ....................................................................... 13 ARTICLE III CONSIDERATION; EXCHANGE PROCEDURES ........................................... 13 3.01. Effect on Capital Stock......................................................................................... 13 3.02. Rights as Shareholders; Stock Transfers ............................................................. 13 3.03. Exchange Procedures. ......................................................................................... 14 ARTICLE IV ACTIONS PENDING ACQUISITION ................................................................ 16 4.01. Forbearances of ARB ........................................................................................... 16 4.02. Forbearances of Parent ....................................................................................... 20 ARTICLE V REPRESENTATIONS AND WARRANTIES ...................................................... 20 5.01. Disclosure Schedules ........................................................................................... 20 5.02. Representations and Warranties of ARB ............................................................. 21 5.03. Representations and Warranties of Parent .......................................................... 34 ARTICLE VI COVENANTS ...................................................................................................... 40 6.01. Reasonable Best Efforts ....................................................................................... 40 6.02. Shareholder Approval .......................................................................................... 40 6.03. Registration Statement; Proxy Statement; Change of Recommendation ............. 41 6.04. Press Releases ...................................................................................................... 42 6.05. Access; Information ............................................................................................. 43 6.06. Acquisition Proposals .......................................................................................... 43 6.07. Certain Policies ................................................................................................... 44 6.08. Regulatory Applications....................................................................................... 45 6.09. Indemnification; Director’s and Officer’s Insurance .......................................... 46 6.10. Benefit Plans ........................................................................................................ 47 6.11. Non-Compete/Non-Solicitation ............................................................................ 49

6.12. Notification of Certain Matters ............................................................................ 49 6.13. Covenant Relating to the Tax Status of the Agreement ........................................ 49 6.14. Human Resources Issues...................................................................................... 49 6.15. Third-Party Agreements....................................................................................... 49 6.16. Shareholder Agreements ...................................................................................... 50 6.17. Additional Agreements ......................................................................................... 50 6.18. Pre-Closing Adjustments ..................................................................................... 51 6.19. ARB Stock Options and ARB Restricted Stock ..................................................... 51 6.20. Election to Parent’s and Bank’s Boards of Directors; Section 16 Matters. ........ 52 6.21. Updated ARB Disclosure Schedule ...................................................................... 52 6.22. Closing Financial Statements .............................................................................. 52 6.23. Nasdaq ................................................................................................................. 53 6.24. Transaction Expenses .......................................................................................... 53 6.25. Change in Control Agreements ............................................................................ 53 ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER ............................ 54 7.01. Conditions to Each Party’s Obligation to Effect the Merger .............................. 54 7.02. Conditions to Obligation of ARB ......................................................................... 54 7.03. Conditions to Obligation of Parent and Bank ..................................................... 55 ARTICLE VIII TERMINATION ................................................................................................ 57 8.01. Termination by Mutual Consent .......................................................................... 57 8.02. Termination by Either Party ................................................................................ 57 8.03. Termination by ARB ............................................................................................. 58 8.04. Termination by Parent ......................................................................................... 58 8.05. Effect of Termination and Abandonment ............................................................. 59 ARTICLE IX MISCELLANEOUS ............................................................................................. 60 9.01. Survival ................................................................................................................ 60 9.02. Waiver; Amendment ............................................................................................. 60 9.03. Counterparts ........................................................................................................ 61 9.04. Governing Law and Venue................................................................................... 61 9.05. Expenses ............................................................................................................... 61 9.06. Notices.................................................................................................................. 61 9.07. Entire Understanding; No Third Party Beneficiaries .......................................... 62 9.08. Effect .................................................................................................................... 62

9.09. Severability .......................................................................................................... 63 9.10. Enforcement of the Agreement ............................................................................. 63 9.11. Interpretation ....................................................................................................... 63 9.12. Assignment ........................................................................................................... 63 9.13. Change of Method ................................................................................................ 63 9.14. Confidential Supervisory Information ................................................................. 63 9.15. Delivery by Electronic Transmission ................................................................... 64 EXHIBIT A-1 Form of AR Shareholder Agreement EXHIBIT A-2 Form of Parent Shareholder Agreement EXHIBIT B-1 Form of Non-Compete/Non-Solicitation Agreement EXHIBIT B-2 Form of Non-Solicitation Agreement EXHIBIT C-1 Form of Agreement of Merger EXHIBIT C-2 Form of Agreement of Merger ARB Disclosure Schedule Parent Disclosure Schedule

AGREEMENT TO MERGE AND PLAN OF REORGANIZATION, dated as of April 16, 2021 (this “Agreement”), by and among American River Bankshares (“ARB”) and Bank of Marin Bancorp (“Parent”). RECITALS A. ARB. ARB is a corporation organized under the laws of the State of California and registered as a bank holding company pursuant to the Bank Holding Company of 1956, as amended (“BHCA”), having its principal place of business in Sacramento, California. B. American River Bank. American River Bank (“AR Bank”) is a California state bank organized under the laws of the State of California, having its principal place of business in Sacramento, California, and wholly owned subsidiary of ARB. C. Parent. Parent is a corporation organized under the laws of the State of California and registered as a bank holding company pursuant to the BHCA, as amended, having its principal place of business in Novato, California. D. Bank of Marin. Bank of Marin (“Bank”) is a California state bank organized under the laws of the State of California, having its principal place of business in Novato, California, and wholly owned subsidiary of Parent. E. Board Action. The respective boards of directors of Parent and ARB have determined that it is in the best interests of their respective companies and their shareholders to consummate the Merger (as defined herein). F. Intention of the Parties. It is the intention of the parties to this Agreement that the Merger be treated as a “reorganization” under Section 368(a) of the Code (as defined herein) and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. G. Shareholder Agreements. As a condition to, and simultaneously with, the execution of this Agreement, each director of ARB and AR Bank (“ARB Director”) is entering into an agreement, in the form of Exhibit A-1 hereto (collectively, the “AR Shareholder Agreements”), and each director of Parent and Bank (“Parent Director”) is entering into an agreement, in the form of Exhibit A-2 hereto ( collectively the “Parent Shareholder Agreements” ) pursuant to which each such person has agreed, among other things, to vote his or her shares in favor of adoption of this Agreement. H. Non-Compete/Non-Solicitation Agreements. As a condition to, and simultaneously with, the execution of this Agreement, each non-executive ARB Director is entering into a non- compete and non-solicitation agreement with the Parent, substantially in the form of Exhibit B-1 hereto (collectively, the “Non-Compete/Non-Solicitation Agreements”) and the executive officers of ARB and AR Bank are entering into a non-solicitation agreement with the Parent substantially in the form of Exhibit B-2 hereto (the “Non-Solicitation Agreement’).

-2- NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows: ARTICLE I CERTAIN DEFINITIONS 1.01. Certain Definitions. The following terms are used in this Agreement with the meanings set forth below: “Acquisition Proposal” has the meaning set forth in Section 6.06. “Adjusted Stockholders’ Equity” has the meaning set forth in Section 7.03(d). “Advisors” has the meaning set forth in Section 7.03(d). “Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02. “Agreement of Merger” has the meaning set forth in Section 2.01(b). “ALLL” has the meaning set forth in Section 5.02(t). “Alternative Acquisition Agreement” has the meaning set forth in Section 6.03. “Applicable Date” has the meaning set forth in Section 5.02(g). “AR Shareholder Agreements” has the meaning set forth in the recitals to this Agreement. “ARB” has the meaning set forth in the preamble to this Agreement. “ARB Articles” means the articles of association of ARB, as amended. “ARB Award” means a right of any kind, contingent or accrued, to acquire or receive Shares or benefits measured by the value of Shares, and each award of any kind consisting of Shares that may be held, awarded, outstanding, payable or reserved for issuance under the Benefit Plans or ARB Stock Option Plan, other than ARB Stock Options and ARB Restricted Stock. “ARB Board” means the board of directors of ARB.

-3- “ARB Bylaws” means the bylaws of ARB, as amended. “ARB Common Stock” means the common stock, no par value per share, of ARB. “ARB Director” has the meaning set forth in the recitals of this Agreement. “ARB Disclosure Schedule” has the meaning set forth in Section 5.01. “ARB Intellectual Property Rights” has the meaning set forth in Section 5.02(x). “ARB Knowledge” means the actual knowledge after reasonable inquiry of David E. Ritchie, Jr. and Mitchell A. Derenzo. “ARB Loan Property” has the meaning set forth in Section 5.02(o). “ARB Material Adverse Effect” means any effect, circumstance, occurrence or change that is material and adverse to the business, assets or deposit liabilities, properties, operations, results of operations, or financial condition of ARB and AR Bank taken as a whole; provided, however, that any of the following effects, circumstances, occurrences or changes shall not be considered when determining if a ARB Material Adverse Effect has occurred: (i) any change in law, rule or regulation (including Pandemic Measures) of general applicability to the commercial banking industry or interpretations thereof by any court or Governmental Authority; (ii) changes, after the date hereof, of U.S. generally accepted accounting principles or interpretations thereof or applicable regulatory accounting requirements that apply to both Bank and AR Bank; (iii) any action taken by ARB or AR Bank with Parent’s express written consent or any action taken by ARB or AR Bank that ARB or AR Bank was required to take pursuant to the terms of this Agreement (other than those actions that ARB or AR Bank is required to take pursuant to Section 4.01(a) hereof); (iv) any failure, in and of itself, by ARB to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to this clause (iv), the facts or circumstances giving rise or contributing to failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a ARB Material Adverse Effect, except to the extent such facts or circumstances are themselves excepted from the definition of ARB Material Adverse Effect pursuant to any other clause of this definition); (v) anyxpense of ARB arising out of the acceleration of the vesting of ARB Stock Options or ARB Restricted Stock as contemplated by this Agreement or the transactions contemplated herein in accordance with the fair value recognition provisions of FASB Accounting Standards Codification Subtopic 718, Share-Based Payment; (vi) changes in economic conditions affecting commercial banks generally, except to the extent such changes disproportionately affect ARB and AR Bank; (vii) changes, after the date hereof, in global, national or regional political conditions, (including any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism), or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the commercial banking industry generally (including any such changes arising out of the Pandemic or any Pandemic Measures); (viii) changes, after the date hereof, resulting

-4- from earthquakes, floods, wildfires, or other natural disasters or from any outbreak of any disease or other public health event (including the Pandemic); (ix) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees); or (x) any litigation instituted seeking to enjoin, whether temporarily, preliminarily or permanently, the consummation of the Merger or asserting that (A) the Merger Consideration is unfair, (B) directors or officers breached their fiduciary duties or the requirement to act in good faith as a result of their actions in connection with the approval of or efforts to consummate the Merger, or (C) the Registration Statement or Proxy Statement/Prospectus contained any misstatements of material fact relating to the transactions contemplated by this Agreement, or omitted to state a material fact that was necessary to make the statements therein relating to the transactions contemplated by this Agreement not misleading. “ARB Meeting” has the meaning set forth in Section 6.02. “ARB Recommendation” has the meaning set forth in Section 5.02(e). “ARB Reports” have the meaning set forth in Section 5.02(g)(iv). “ARB Restricted Stock” means issued and outstanding shares of restricted ARB Common Stock which were granted under the ARB Stock Option Plan. “ARB Shareholder Approval” has the meaning set forth in Section 7.01(a). “ARB Stock Option Plan” means ARB’s 2010 Equity Incentive Plan, as amended to date and the 2020 Equity Incentive Plan, as amended to date. “ARB Stock Options” means issued and outstanding options to acquire ARB Common Stock which were granted under the ARB Stock Option Plan. “Bank” has the meaning set forth in the preamble to this Agreement. “Bank Articles” means the articles of incorporation of Bank, as amended. “Bank Board” means the board of directors of Bank. “Bank Bylaws” means the bylaws of Bank, as amended. “Bank Secrecy Act” means the Currency and Foreign Transaction Reporting Act (31 U.S.C. Section 5311 et seq.), as amended. “Benefit Plans” has the meaning set forth in Section 5.02(m).“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the United States federal government or any day on which banking institutions in the State of California are authorized or obligated to close. “California Secretary” means the Secretary of State of the State of California.

-5- “Certificate” has the meaning set forth in Section 3.01(a). “CFC” means the California Financial Code. “CGCL” means the California General Corporation Law. “Change in Control Agreements” means the employment agreements listed on the ARB Disclosure Schedule which contain change in control provisions. “Change of Recommendation” has the meaning set forth in Section 6.03. “Closing Financial Statements” has the meaning set forth in Section 6.22. “Code” means the Internal Revenue Code of 1986, as amended. “Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended. “Confidentiality Agreement” has the meaning set forth in Section 6.05(e). “Continuing Employees” has the meaning set forth in Section 6.10(a). “Contract” or “Contracts” has the meaning set forth in Section 5.02(f). “Deferred Compensation Programs” means any salary continuation agreements, executive bonus agreements and any other non-qualified deferred compensation plan, whether or not subject to Section 409A of the Code. “Deposit Insurance Fund” means the Deposit Insurance Fund maintained by the FDIC. “Derivatives Contract” has the meaning set forth in Section 5.02(q). “DFPI” means the California Department of Financial Protection and Innovation. “D&O Insurance” has the meaning set forth in Section 6.09(c). “Effective Time” has the meaning set forth in Section 2.02. “Employees” has the meaning set forth in Section 5.02(m). “Environmental Laws” has the meaning set forth in Section 5.02(o). “Equal Credit Opportunity Act” means the Equal Credit Opportunity Act (15 U.S.C. Section 1691 et seq.), as amended. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

-6- “ERISA Affiliate” has the meaning set forth in Section 5.02(m). “ERISA Plans” has the meaning set forth in Section 5.02(m). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exchange Agent” has the meaning set forth in Section 3.03(a). “Exchange Fund” has the meaning set forth in Section 3.03(a). “Exchange Ratio” means 0.575 share of Parent Common Stock for each share of ARB Common Stock. “Fair Housing Act” means the Fair Housing Act (420 U.S.C. Section 3601 et seq.), as amended. “FDIC” means the Federal Deposit Insurance Corporation. “Federal Reserve Act” means the Federal Reserve Act, as amended. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System. “Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1 et seq.), as amended. “GAAP” means generally accepted accounting principles in the United States, consistently applied over the period involved. “Governmental Authority” means any federal, state or local court, governmental, administrative or regulatory authority (including, without limitation, any Regulatory Authorities), agency, commission, body or other governmental entity. “Hazardous Substance” has the meaning set forth in Section 5.02(o). “Home Mortgage Disclosure Act” means the Home Mortgage Disclosure Act (12 U.S.C. Section 2801 et seq.), as amended. “Indemnified Party” or “Indemnified Parties” has the meaning set forth in Section 6.09(a). “Independent Counsel” means a law firm of national reputation that has not provided legal services within the past 5 years from the date of this Agreement to either ARB or Parent, any of their respective subsidiaries, or any of their respective officers, directors, or employees. “Insurance Policies” has the meaning set forth in Section 5.02(s).

-7- “IRS” has the meaning set forth in Section 5.02(m). “Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority. “Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, equity, encumbrance or any other encumbrance or exception to title of any kind. “Merger” has the meaning set forth in Section 2.01(a). “Merger Consideration” has the meaning set forth in Section 3.01(a). “Multiemployer Plan” has the meaning set forth in Section 5.02(m). “Nasdaq” means the Global Market System of the Nasdaq Stock Market, Inc. “National Labor Relations Act” means the National Labor Relations Act, as amended. “Non-Compete/Non-Solicitation Agreements” has the meaning set forth in the recitals to this Agreement. “Non-Solicitation Agreement” has the meaning set forth in the recitals to this Agreement. “Order” has the meaning set forth in Section 7.01(c). “Pandemic” means any outbreaks, epidemics or pandemics relating to SARS- CoV-2 or COVID-19, or any evolutions or mutations thereof, or any other viruses (including influenza), and the governmental and other responses thereto. “Pandemic Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or other directives, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the Pandemic. “Parent” has the meaning set forth in the preamble to this Agreement. “Parent Articles” means the articles of incorporation of Parent, as amended. “Parent Average Price” means the volume weighted average price of the Parent Common Stock on the Nasdaq Stock Exchange reporting system (based on “regular way” trading) for the fifteen (15) trading days ending on the day which is the second trading day preceding the anticipated date that the Effective Time is to occur, whether or not trades occurred on those days. “Parent Board” means the board of directors of Parent.

-8- “Parent Bylaws” means the bylaws of Parent, as amended. “Parent Common Stock” means the common stock, no par value per share, of Parent. “Parent Director” has the meaning set forth in the recitals to this Agreement. “Parent Disclosure Schedule” has the meaning set forth in Section 5.01. “Parent 401(k) Savings Plan” has the meaning set forth in Section 6.10(c). “Parent Material Adverse Effect” means any effect, circumstance, occurrence or change that is material and adverse to the business, assets or deposit liabilities, properties, operations, results of operations, or financial condition of Parent and Bank taken as a whole; provided, however, that any of the following effects, circumstances, occurrences or changes shall not be considered when determining if a Parent Material Adverse Effect has occurred: (i) any change in law, rule or regulation (including Pandemic Measures) of general applicability to the commercial banking industry or interpretations thereof by any court or Governmental Authority; (ii) changes, after the date hereof, of U.S. generally accepted accounting principles or interpretations thereof or applicable regulatory accounting requirements that apply to both Bank and AR Bank; (iii) any action taken by Parent or Bank with ARB’s express written consent or any action taken by Parent or Bank that Parent or Bank was required to take pursuant to the terms of this Agreement (other than those actions that Parent or Bank are required to take pursuant to Section 4.02(a) hereof); (iv) any failure, in and of itself, by Parent to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to this clause (iv), the facts or circumstances giving rise or contributing to failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Parent Material Adverse Effect, except to the extent such facts or circumstances are themselves excepted from the definition of Parent Material Adverse Effect pursuant to any other clause of this definition); (v) changes in economic conditions affecting commercial banks generally, except to the extent such changes disproportionately affect Parent and Bank; (vi) changes, after the date hereof, in global, national or regional political conditions, (including any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism), or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the commercial banking industry generally (including any such changes arising out of the Pandemic or any Pandemic Measures); (vii) changes, after the date hereof, resulting from earthquakes, floods, wildfires, or other natural disasters or from any outbreak of any disease or other public health event (including the Pandemic); (viii) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees); or (ix) any litigation instituted seeking to enjoin, whether temporarily, preliminarily or permanently, the consummation of the Merger or asserting that (A) the Merger Consideration is unfair, (B) directors or officers breached their fiduciary duties or the requirement to act in good faith as a result of their actions in

-9- connection with the approval of or efforts to consummate the Merger, or (C) the Registration Statement or Proxy Statement/Prospectus contained any misstatements of material fact relating to the transactions contemplated by this Agreement, or omitted to state a material fact that was necessary to make the statements therein relating to the transactions contemplated by this Agreement not misleading. “Parent Meeting” has the meaning set forth in Section 6.02. “Parent Recommendation” has the meaning set forth in Section 6.01(d). “Parent Reports” has the meaning set forth in Section 5.03(g). “Parent Shareholder Agreements” has the meaning set forth in the recitals to this Agreement. “Parent Shareholder Approval” has the meaning set forth in Section 7.01(a). “Pension Plan” has the meaning set forth in Section 5.02(m). “Person” means any individual, bank, corporation (including not-for-profit), and joint - stock company, general or limited partnership, limited liability company, joint venture, estate, business trust, trust, association, organization, Governmental Authority or other entity of any kind or nature. “Professional Fees” has the meaning set forth in Section 7.03(d). “Prospectus/Proxy Statement” has the meaning set forth in Section 6.03. “Regulatory Authorities” means the Federal Reserve Board, FDIC, DFPI, or other supervisory agency of ARB, Parent or Bank, as the case may be. “Rights” means, with respect to any Person, the stock options, stock appreciation rights, warrants and any other securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or other instrument the value of which is determined in whole or in part by reference to the market price or value of, any shares of capital stock or any other property or assets of such Person. “S-4 Registration Statement” has the meaning set forth in Section 6.03. “Salary Continuation Agreements” means the salary continuation agreements with Employees that are listed as such on Schedule 5.02(m). “Sarbanes-Oxley Act” has the meaning set forth in Section 5.03(g). “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

-10- “Share” and “Shares” has the meaning set forth in Section 3.01(a). “Short Term Employee” means an employee of ARB or AR Bank immediately prior to the Effective Time who is offered short term employment with Bank in connection with systems conversion or other integration matters; provided, however, that a Short Term Employee shall not be deemed to be a Continuing Employee except for purposes of eligibility for any medical, dental, health or other welfare plans of Bank or Parent and, to the extent permissible under the respective plan, the Parent 401(k) Plan. “Stockholders’ Equity Measuring Date” has the meaning set forth in Section 7.03(d). “Subsidiary” means, as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such “Superior Proposal” has the meaning set forth in Section 6.06. “Surviving Bank” has the meaning set forth in Section 2.01(a). “Surviving Corporation” has the meaning set forth in Section 2.01(a) “Tax” (including, with correlative meanings, the terms “Taxes” and “Taxable”) means all federal, state, local and foreign taxes, charges, fees, customs, duties, levies or other assessments, however denominated, including, without limitation, all net income, gross income, profits, gains, gross receipts, sales, use, value added, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment, capital stock or any other taxes, charges, fees, customs, duties, levies or other assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions. “Tax Returns” means any return, amended return or other report (including elections, declarations, forms, disclosures, schedules, estimates and information returns) required to be filed with any taxing authority with respect to any Taxes including, without limitation, any documentation required to be filed with any taxing authority or to be retained in respect of information reporting requirements imposed by the Code or any similar foreign, state or local law. “Termination Fee” has the meaning set forth in Section 8.05(b). “Third-Party Intellectual Property Rights” has the meaning set forth in Section 5.02(x).

-11- “Treasury Shares” has the meaning set forth in Section 3.01(c). “Truth in Lending Act” means the Truth in Lending Act (15 U.S.C. 1601 et seq.), as amended. “USA Patriot Act” means the USA Patriot Act (Pub. L. No. 107-56).

-12- ARTICLE II THE MERGER 2.01. The Merger. (a) The Combination. Upon the terms and subject to the conditions set forth in this Agreement, in accordance with the CGCL, at the Effective Time, ARB shall merge with and into Parent (the “Merger”) and the separate corporate existence of ARB shall cease. Parent shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and shall continue to exist as a California corporation with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger. Immediately after the Merger, in accordance with the CGCL and the CFC, AR Bank will be merged (the “Bank Merger”) with and into Bank (the “Surviving Bank”). (b) Filings. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective at the Effective Time. An agreement of merger (the “Agreement of Merger”), substantially in the form of Exhibit C-1 hereto, shall be filed with the California Secretary and an agreement of merger (the “Agreement of Bank Merger”) substantially in the form of Exhibit C-2 hereto, shall be filed with the DFPI after having been filed with the California Secretary. (c) Articles of Incorporation and Bylaws. The Parent’s and the Bank’s Articles and Bylaws as in effect immediately prior to the Effective Time shall not be changed or amended as a result of the Merger. (d) Directors and Officers of the Surviving Corporation. Subject to Section 6.20, the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the directors and officers of Parent immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified. (e) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in §1108 of the CGCL, including any regulations or rules promulgated thereunder. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of ARB and Parent shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of ARB and Parent shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation. 2.02. Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause the filings contemplated by Section 2.01(b) to be made (i) no later than the third Business Day after such satisfaction or waiver or (ii) on such other date to which the parties may agree in writing. The Merger provided for herein shall become effective (the “Effective Time”) upon filing the Agreement of Merger with the California Secretary or on such date and time as may be specified therein.

-13- 2.03. United States Federal Income Tax Consequences. It is intended that the Merger shall constitute “reorganization” as that term is used in Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code (“Reorganization”). Until the Closing, Parent and ARB shall use their respective best efforts to cause the Merger to qualify as a Reorganization, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a Reorganization. Parent and ARB each intend to report and, except to the extent otherwise required, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the mean of Section 368(a) of the Code. 2.04. American River Bank Foundation. Prior to the Effective Time ARB and Parent will discuss the future status of the foundation. ARTICLE III CONSIDERATION; EXCHANGE PROCEDURES 3.01. Effect on Capital Stock. At the Effective Time, as a result of this Agreement and the Merger and without any action on the part of any holder of shares of ARB Common Stock: (a) Outstanding ARB Common Stock. Subject to Section 3.03 (g), each share of ARB Common Stock, excluding Treasury Shares, issued and outstanding immediately prior to the Effective Time (each, a “Share” and, collectively, “Shares”), shall become and be converted into the right to receive shares of Parent Common Stock in accordance with the Exchange Ratio ( “Merger Consideration”). At the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any Shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. (b) Outstanding Parent and Bank Stock. Each share of Parent Common Stock and each share of Bank stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share and shall not be affected by the Merger. (c) Cancellation of Certain Shares. Any shares of ARB Common Stock held by Parent or by ARB, other than those held in a fiduciary capacity or as a result of debts previously contracted (“Treasury Shares”), shall automatically be cancelled and retired and shall cease to exist at the Effective Time of the Merger and no consideration shall be issued in exchange therefor. (d) ARB Stock Options and ARB Restricted Stock. ARB Stock Options and ARB Restricted Stock will be treated in accordance with Section 6.19. 3.02. Rights as Shareholders; Stock Transfers. At the Effective Time, holders of ARB Common Stock shall have no rights as, shareholders of ARB other than to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books

-14- of ARB or the Surviving Corporation of the shares of ARB Common Stock that were outstanding immediately prior to the Effective Time. 3.03. Exchange Procedures. (a) Exchange Fund. As of the Effective Time, Parent shall have deposited with Computershare Trust Company, N.A., (the “Exchange Agent”) for the benefit of the holders of shares of ARB Common Stock, for exchange in accordance with this Section 3.03 through the Exchange Agent, certificates representing the shares of Parent Common Stock equal to the product of the number of ARB Common Stock issued and outstanding immediately prior to the Effective Time multiplied by the Exchange Ratio and the amount of estimated cash to pay fractional shares in accordance with Section 3.03(g) (the “Exchange Fund”). (b) Forms. Parent shall direct the Exchange Agent to mail not more than three (3) Business Days after the Effective Time to each holder of record of a certificate or certificates of ARB Common Stock (the “Certificates” it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of ARB Common Stock): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration and any cash in lieu of fractional shares in accordance with section 3.03(g). Upon surrendering of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letters of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and cash in lieu of fractional shares, and the Certificate so surrendered shall forthwith be canceled. In the event a Certificate is surrendered representing ARB Common Stock, the transfer of ownership which is not registered in the transfer records of ARB, the consideration provided herein will be paid if the Certificate representing such ARB Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.03 and except as provided in subsection 3.01(e), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration provided herein. Notwithstanding anything to the contrary set forth herein, if any holder of shares of ARB Common Stock should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof, in the discretion of Parent, such bond in form and substance and with surety reasonably satisfactory to Parent and thereafter shall be entitled to receive the consideration provided herein. (c) Parent Dividends. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate who is to receive Parent Common Stock pursuant to the provisions hereof until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate by a holder receiving Parent Common Stock pursuant to the provisions hereof, there shall be paid to the record holder of the certificates representing whole shares of Parent

-15- Common Stock issued in exchange therefore, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.03(g) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock. (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of ARB following the passage of six months after the Effective Time shall be delivered to Parent, upon demand, and any shareholders of ARB who have not theretofore complied with this Section 3.03 shall thereafter look only to Parent for payment of their claim for the consideration provided herein. (e) Liability for Escheated Payments. Neither Parent, Bank nor ARB shall be liable to any holder of shares of ARB Common Stock for such shares (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. (f) Voting Rights. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Parent Common Stock for the account of the Persons entitled thereto. Former shareholders of record of ARB who are to receive shares of Parent Common Stock pursuant to the provisions hereof shall be entitled to vote after the Effective Time at any meeting of Parent shareholders the number of whole shares of Parent Common Stock into which their respective shares of ARB Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Parent Common Stock in accordance with the provisions of this Agreement. (g) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 3.03(g) shall be entitled to receive a cash payment in lieu thereof, which payment shall be calculated by the Exchange Agent and shall represent such holder’s proportionate interest in a share of Parent Common Stock based on the Parent Average Price. (h) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax law. To the extent that amounts are so withheld by Parent, such withheld amounts (i) shall be remitted by Parent to the applicable Governmental Authority, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by Parent.

-16- (i) Adjustments. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares or the issued and outstanding shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, redenomination, merger, issuer tender or exchange offer, or other similar transaction, then the Merger Consideration shall be equitably adjusted and as so adjusted shall, from and after the date of such event, be the Merger Consideration. ARTICLE IV ACTIONS PENDING ACQUISITION 4.01. Forbearances of ARB. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth on Schedule 4.01 hereto, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), ARB will not and will cause its Subsidiaries not to: (a) Ordinary Course. (i) Conduct the business of ARB or any of its Subsidiaries other than in the ordinary and usual course of business, (ii) fail to use its reasonable best efforts to preserve its business organization and assets intact and to maintain its rights, franchises, powers and privileges and its existing relations and goodwill with customers, suppliers, creditors, lessors, lessees, employees and business associates, (iii) take any action that would adversely affect or delay the ability of ARB, Bank or Parent to perform any of their obligations on a timely basis under this Agreement, (iv) take any action that would be reasonably likely to have a ARB Material Adverse Effect, (v) take any action which is intended, or would reasonably be expected to impede, delay, or adversely affect the ability of ARB or its Subsidiaries to consummate the Merger and the other transactions contemplated by this Agreement or (vi) take any action which is intended, or would reasonably be expected to, diminish the value of ARB or its goodwill to Parent or Bank or otherwise disparage the Parent or Bank or any of their officers, employees or directors. Solely for the purpose of eliminating any doubt, ARB shall be deemed to be responsible for the acts, conduct and communications of its directors and executive officers and those of AR Bank and any action taken by such a director or executive officer in contravention of any of the provisions in the preceding sentence shall be deemed to be a breach of this Section by ARB. (b) Capital Stock. Other than any shares of ARB Common Stock issuable in respect of: (A) outstanding ARB Stock Options, or (B) as set forth on Schedule 4.01(b), (i) issue, sell, pledge, dispose of, encumber, permit to become outstanding or authorize the creation of any shares of capital stock or any Rights or (ii) permit any additional unissued shares of capital stock of ARB or any Subsidiary of ARB to become subject to grants of employee or director stock options, other Rights or similar stock-based employee compensation plans or programs. (c) Dividends; Etc. (i) Except for the payment of quarterly cash dividends in the amount of $0.07 per share in the usual and ordinary course, make, declare, pay or set aside for

-17- payment any dividend payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary of ARB) or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock. (d) Compensation; Employment Agreements; Etc. Except as described in Schedule 4.01(d) enter into, renew, make any new grants of awards under, terminate, amend or otherwise modify any employment, consulting, transition, termination, severance or similar agreements or arrangements with any director, officer, employee or consultant of ARB or any of its Subsidiaries or grant any salary or wage increase, bonus or increase any employee benefit (including incentive or bonus payments); except (i) for normal individual increases in compensation to employees in the ordinary and usual course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than five percent (5%); (ii) incentive payments accrued and paid prior to the Closing in the usual and ordinary course; or (iii) for other changes that are required contractually or by applicable Law. Without limiting the generality of the foregoing, except as provided in Section 4.01(b) ARB shall not grant or approve the grant of any ARB Stock Options, ARB Restricted Stock or ARB Award under the ARB Stock Option Plan. ARB shall not make any severance payments except in accordance with Section 6.10. (e) Hiring. Hire any person as an employee of ARB or promote any employee, except persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of ARB. (f) Benefit Plans. Enter into, terminate, establish, adopt or amend (except as may be required by applicable Law or except as otherwise provided herein) any Benefits Plans or take any action to change the vesting, accrual or fund or in any other way secure the payment of or exercisability of stock options, or restricted stock or other compensation or benefits payable thereunder. Without limiting the generality of the foregoing and except as otherwise provided herein, or as necessary to fulfill its obligations under this Agreement, ARB shall not amend or modify any ARB Stock Option Plan or enter into, amend or modify any option or award agreement under any ARB Stock Option Plan or take any other action which has the effect of changing ARB’s obligations or liabilities pursuant to any ARB Stock Option Plan. (g) Dispositions. Sell, transfer, lease, license, guarantee, mortgage, pledge, encumber or otherwise create any Lien on, dispose of or discontinue any of its assets, deposits, business or properties other than (i) sales of loans and loan participations pursuant to Section 4.01(q), (ii) sale or disposition of property acquired in foreclosure or by transfer in lieu of foreclosure (“OREO”), and (iii) other sales or dispositions in the ordinary and usual course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to ARB and its Subsidiaries, taken as a whole. (h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other Person (other than purchases of loans and loan participations pursuant to Section 4.01(q)) except (i) in the ordinary

-18- and usual course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to ARB and its Subsidiaries taken as a whole, or (ii) as otherwise permitted by this Agreement; notwithstanding the foregoing, ARB shall not foreclose or otherwise acquire any ownership interest in the collateral identified on Schedule 4.01(h) hereto without the prior written approval of Parent (which approval will not be unreasonably withheld, conditioned or delayed). (i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary and usual course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate. (j) Governing Documents. Amend the ARB Articles or the ARB Bylaws or the organizational documents of any Subsidiary of ARB. (k) Accounting Methods. Implement or adopt any change in ARB’s book or tax accounting principles, practices or methods, other than as may be required by GAAP, and as concurred in by ARB’s independent public accountants, or as required by Section 6.07 or Section 6.18 of this Agreement. (l) Contracts. Except with respect to contracts relating to loans (not including loan participations) made in the ordinary and usual course of business consistent with past practice and in accordance with Section 4.01(q), enter into, renew or allow to renew automatically, modify, amend or terminate, make any payment not then required under or waive, release or assign any material right or claims under, any Contract that calls for aggregate annual payments of $25,000 or more and which is not terminable at will or with thirty (30) days or less notice without payment of any amount other than for products delivered or services performed through the date of termination. (m) Claims. Enter into any settlement, compromise or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation to which ARB or any Subsidiary of ARB is or becomes a party after the date of this Agreement, which settlement, compromise, agreement or action involves payment by ARB or any Subsidiary of ARB of an amount that exceeds $25,000 individually or $50,000 in the aggregate and/or would impose any material restriction on the business of the Surviving Corporation or create precedent for claims that are reasonably likely to be material to ARB and its Subsidiaries, taken as a whole. (n) Adverse Actions. Take any action or omit to take any action that would reasonably be likely to result in (i) any of ARB’s representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement, except as may be required by applicable Law. (o) Risk Management. Except as required by applicable Law or regulation or the Regulatory Authorities, with respect to its business generally (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to

-19- follow ARB’s existing policies or practices with respect to managing its exposure to interest rate and other risk or (iii) fail to use commercially reasonable efforts to avoid any material increase in ARB’s aggregate exposure to interest rate risk. (p) Indebtedness. Incur or materially and adversely modify any indebtedness for borrowed money or other liability (other than deposits, federal funds borrowings, borrowings from the Federal Home Loan Bank of San Francisco, or liabilities with a duration of 90 days or less incurred in the ordinary and usual conduct of business) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to standby letters of credit, and the collection of checks and other negotiable instruments in the ordinary and usual course of business consistent with past practices. (q) Loans. Except as provided in the next sentence and except for loans, loan commitments, renewals or extensions approved prior to the date hereof with notice to the customer having been given but not yet boarded, ARB shall not: (i) make any loan or loan commitment to any Person that exceeds $750,000 individually, (ii) make an aggregate of loans or loan commitments to any Person or Affiliate in excess of $750,000, (iii) renew or extend any loan or loan commitment to any Person in excess of $1,000,000 or any loan or loan commitment that is below a “pass” grade, (iv) any loan proposed to be made with one or more exceptions to ARB’s loan policy, or (v) except as described in Schedule 4.01(q) purchase or sell any loan or loan participation. In connection with any action requiring approval by Parent pursuant to clauses (i)--(v) of the preceding sentence, ARB shall submit a copy of the loan write up containing the information customarily submitted to the Board of Directors or Credit and Loan Committee of ARB or AR Bank, as the case may be, in connection with obtaining approval for such action to the Chief Credit Officer, or, if such person is unavailable, the Chief Operating Officer of Bank 48 hours (excluding weekends) prior to making any indication to the third party whether such action has been approved; provided that, if Parent objects in writing (stating in reasonable detail the reasons for such objection under Bank’s underwriting policy or criteria) to such loan or loan commitment or renewal or extension thereof or such purchase or sale within 48 hours (excluding weekends) after such loan write up has been delivered, ARB shall not make such loan or loan commitment or renewal or extension thereof or such purchase or sale. Prior to the date of this Agreement, Bank has provided ARB with a copy of its loan underwriting policy or criteria and discussed them with ARB’s chief credit officer. ARB shall not forgive any loans to directors, officers or employees of either ARB or its Subsidiaries. (r) Investments. (i) Other than sales of overnight federal funds or in securities transactions as provided in (ii) below, make any investment either by contributions of capital, property transfers or purchase of any property or assets of any Person or (ii) purchase or acquire securities of any type other than purchases of direct obligations of the United States of America or obligations of U.S. government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of one year or less; provided, however, that in the case of investment securities, ARB may purchase investment securities if, within 24 hours after ARB requests in writing (which request shall describe in detail the investment securities to be purchased and the price thereof) that Parent’s Chief Financial Officer consents to making of any such purchase, Parent’s Chief Financial Officer has approved such request in writing or has not responded in writing to such request.

-20- (s) Taxes. Commence or settle any litigation or proceeding with respect to any liability for Taxes, make or change any material express or deemed Tax election, file any amended Tax Return, take any action which is reasonably likely to have a ARB Material Adverse Effect on the Tax position of ARB or, after the Merger, which is reasonably likely to have a Parent Material Adverse Effect on the Tax Position of Parent, change any of its methods of reporting income or deductions for Tax purposes or take any other action with respect to Taxes that is outside the ordinary and usual course of business or inconsistent with past practice. (t) Commitments. Agree or commit to do any of the foregoing. 4.02. Forbearances of Parent. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of ARB (which consent shall not be unreasonably withhold, conditioned or delayed), Parent will not, and will cause each of Parent’s Subsidiaries not to: (a) Conduct the business of Parent or any of its Subsidiaries other than in the ordinary and usual course or fail to use its reasonable best efforts to preserve its business organization and assets intact and maintain its rights, franchises, powers and privileges and its existing relations and goodwill with customers, suppliers, creditors, lessors, lessees, employees and business associates, or knowingly take any action which is intended, or would reasonably be expected to(i) materially impede, delay or adversely affect the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement. (b) Take or omit to take, or agree or commit to take or omit to take, any action that would result in (i) any of Parent’s representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement, except as may be required by applicable Law. (c) Amend the Parent Articles or the Parent Bylaws in a manner that would materially and adversely affect the holders of ARB Common Stock, or adversely affect the holders of ARB Common Stock relative to other holders of Parent Common Stock. (d) Adjust, split, combine or reclassify any capital stock of Parent or make, declare or pay any extraordinary dividend on any capital stock of Parent; (e) Agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 4.02. ARTICLE V REPRESENTATIONS AND WARRANTIES 5.01. Disclosure Schedules. At least two Business Days prior to the date hereof, each of ARB and Parent shall have delivered to the other a schedule (the “ARB Disclosure Schedule” and “Parent Disclosure Schedule”, respectively) setting forth, among other things, items the

-21- disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.02 or Section 5.03 or to one or more covenants contained in Article IV; provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in a respective Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a respective Material Adverse Effect and (c) any disclosures made with respect to a section of this Article V or Article IV shall be deemed to qualify (1) any other section of this Article V or Article IV applicable to ARB or Parent specifically referenced or cross-referenced and (2) other sections of this Article V or Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections. 5.02. Representations and Warranties of ARB. Except as set forth in the ARB Disclosure Schedule, or as disclosed in ARB Reports filed prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature)ARB hereby represents and warrants to Parent: (a) Organization, Standing and Authority. ARB is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Each Subsidiary of ARB is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. AR Bank is a California state-chartered bank and its deposits are insured by the FDIC through the FDIC Deposit Insurance Fund in the manner and to the fullest extent provided by law. Each of ARB and each of its Subsidiaries is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have a ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement. ARB has made available to Parent a complete and correct copy of the ARB Articles and the ARB Bylaws and the organizational documents of its Subsidiaries, each as amended to date. The ARB Articles and the ARB Bylaws and such organization documents made available to Parent are in full force and effect. (b) ARB Capital Stock. As of the date hereof, the authorized capital stock of ARB consists solely of 20,000,000 shares of ARB Common Stock, of which 5,962,466 shares are issued and outstanding, and 10,000,000 shares of preferred stock, no par value, none of which are issued and outstanding. As of the date hereof, 27,782 shares of ARB Common Stock are issuable upon the exercise of outstanding ARB Stock Options and 65,605 shares of ARB Common Stock are subject to outstanding restricted stock awards. As of the date hereof, no shares of ARB Common Stock are held in treasury by ARB or otherwise owned directly or indirectly by ARB or any Subsidiary of ARB. The outstanding shares of ARB Common Stock

-22- have been duly authorized and are validly issued, fully paid and nonassessable, and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). Schedule 5.02(b) of the ARB Disclosure Schedule sets forth for each ARB Stock Option the name of the grantee or holder, the date of the grant, the expiration date, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of ARB Common Stock subject to such ARB Stock Option, the number and type of shares subject to such ARB Stock Options that are currently exercisable and the exercise price per share and for each other ARB Award the name of the grantee or holder, the date of the grant and the number of shares of ARB Common Stock subject to such ARB Award. Except as set forth in the preceding sentence, as of the date hereof, there are no shares of ARB Common Stock authorized and reserved for issuance, ARB does not have any other Rights issued or outstanding with respect to ARB Common Stock, and ARB does not have any commitment to authorize, issue or sell any ARB Common Stock or Rights, except pursuant to this Agreement. ARB does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of ARB on any matter. All Shares issuable upon exercise of ARB Stock Options or in respect of ARB Awards, upon their issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and will not be issued in violation of preemptive rights. (c) Subsidiaries. (i) Section 5.02(c)(i) of ARB Disclosure Schedule sets forth each of ARB’s Subsidiaries and the ownership interest of ARB in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such. The outstanding shares of capital stock of each Subsidiary of ARB have been duly authorized and are validly issued, fully paid and nonassessable, and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). There are no shares of capital stock of any Subsidiary of ARB authorized and reserved for issuance, no such Subsidiary has any other Rights issued or outstanding with respect to such capital stock, and no such Subsidiary has any commitment to authorize, issue or sell any such capital stock or Rights. (ii) Other than the Subsidiaries of ARB, ARB does not, directly or indirectly, beneficially own any equity securities or similar interests of any Person or any interests of any Person or any interest in a partnership or joint venture of any kind. (d) Corporate Power. ARB and each of its Subsidiaries has all requisite corporate power and authority to carry on its respective business as it is now being conducted and to own all its respective properties and assets; and ARB has all requisite corporate power and authority and, other than adoption of this Agreement by the holders of a majority of the outstanding shares of ARB Common Stock, has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the transactions contemplated hereby. (e) Corporate Authority. As of the date hereof, with respect to each of clauses (i), (ii) and (iii) below, ARB’s Board, by resolutions duly adopted at a meeting duly called and held, has

-23- duly (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable and fair to and in the best interests of ARB and its shareholders, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved that such matter be submitted for consideration by its shareholders at a meeting of such shareholders and that subject to Section 6.06 such matter be recommended for approval at such meeting (the “ARB Recommendation”). ARB has duly authorized, executed and delivered this Agreement, and this Agreement is a valid and legally binding obligation of ARB, enforceable against ARB in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or to general equity principles. The ARB Board has received the opinion of its financial advisor, Piper Sandler to the effect that the Merger Consideration is fair to such holders from a financial point of view. (f) Regulatory Approvals; No Violations. (i) No consents, approvals, permits, authorizations of, or waivers by, or notices, reports, filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained in connection with the execution, delivery and performance of this Agreement or to consummate the Merger and the other transactions contemplated hereby except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the DFPI, and FINRA, as may be required, (B) the adoption of this Agreement by the holders of a majority of the outstanding shares of ARB Common Stock and (C) the filing of the Agreement of Merger with the California Secretary as described in Section 2.01(b) herein. As of the date hereof, ARB is not aware of any reason why the approvals set forth in this Section 5.02(f) and in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b). (ii) Subject to receipt of the approvals referred to in the preceding paragraph, and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by ARB does not, and the consummation by ARB of the Merger, the Bank Merger and the other transactions contemplated hereby will not, (A) constitute or result in a breach or violation of, or a default under, the acceleration of any obligations or the creation of a Lien on the assets of ARB or any of its Subsidiaries (with or without notice, lapse of time, or both) pursuant to, any agreement, lease, license, contract, insurance policy, note, mortgage, indenture, instrument, arrangement or other obligation (each, a “Contract” and, collectively, “Contracts”) binding upon ARB or any of its Subsidiaries or to which ARB or any of its Subsidiaries or any of their respective properties is subject or bound or any Law or governmental or non-governmental permit or license to which ARB or any Subsidiary of ARB is subject, (B) constitute or result in a breach or violation of, or a default under, ARB Articles or ARB Bylaws or the organizational documents of any Subsidiary of ARB, (C) result in any change in the rights or obligations of any party under any of the Contracts or (D) require any consent or approval under any such Contract, Law, governmental or non-governmental permit or license, except, in the case of clauses (A), (C) or (D) above, for any breach, violation, default, acceleration, creation, change, consent or approval that, individually or in the aggregate, is not reasonably likely to have an ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement.

-24- (g) Reports; Financial Statements. (i) ARB has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since the Applicable Date (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof including any amendments thereto, the “ARB Reports”). Each of the ARB Reports, at the time of its filing or being furnished complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the ARB Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment) the ARB Reports did not, and any ARB Reports filed or furnished with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. (ii) ARB’s consolidated financial statements (including, in each case, any notes thereto) contained in the ARB Reports, were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such consolidated financial statements fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of ARB and the consolidated Subsidiaries of Parent as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments which were not and which are not expected to be, individually or in the aggregate, material to ARB and its consolidated Subsidiaries taken as a whole). (iii) ARB is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq. (iv) ARB maintains disclosure controls and procedures required by Rule 13a- 15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by ARB is recorded and reported on a timely basis to the individuals responsible for the preparation of ARB’s filings with the SEC and other public disclosure documents. ARB maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of ARB, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of ARB are being made only in accordance with authorizations of management and directors of ARB, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized

-25- acquisition, use or disposition of ARB’s assets that could have a material effect on its financial statements. (v) ARB has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to ARB’s auditors and the audit committee of ARB’s board of directors (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect ARB’s ability to record, process, summarize and report financial information and has identified for ARB’s auditors and audit committee of ARB’s board of directors any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in ARB’s internal control over financial reporting. ARB has made available to Parent (i) a summary of any such disclosure made by management to ARB’s auditors and audit committee since the Applicable Date and (ii) any material communication since the Applicable Date made by management or ARB’s auditors to the audit committee required by the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from ARB employees regarding questionable accounting or auditing matters, have been received by ARB. ARB has made available to Parent a summary of all material complaints or concerns relating to other matters made since the Applicable Date through ARB’s whistleblower hot-line or equivalent system for receipt of employee concerns regarding possible violations of Law. ARB and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2018, with the Federal Reserve Board, DFPI, and FDIC, and all other material reports and statements required to be filed by it since December 31, 2018, with such Regulatory Authorities, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports and statements complied in all material respects with all the laws, rules and regulations of the applicable Regulatory Authority with which they were filed. (vi) Since December 31, 2019, neither ARB nor any of its Subsidiaries has incurred any obligations or liabilities (whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those related to environmental and occupational safety and health matters) other than in the ordinary and usual course of business consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby). (vii) Since December 31, 2019, (A) each of ARB and its Subsidiaries has conducted its business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such business consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.02 or otherwise) has had or could be reasonably likely to have a ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement.

-26- (viii) Since December 31, 2019, there has not been (A) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by ARB or any Subsidiary of ARB, whether or not covered by insurance, (B) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of ARB, (C) any change by ARB in accounting principles, practices or methods or (D) any increase in the compensation payable or that could become payable by ARB or any of its Subsidiaries to officers or key employees or any amendment of any of the Benefit Plans other than increases or amendments in the ordinary and usual course consistent with past practice. (h) Litigation. No civil, criminal or administrative litigation, claim, action, suit, hearing, investigation or other proceeding before any Governmental Authority is pending or, to ARB’s Knowledge, threatened against ARB or any of its Affiliates and to ARB’s Knowledge there are no facts or circumstances that could result in any claims against, or obligations or liabilities of, ARB or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement. Neither ARB nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding, except for those that are not, individually or in the aggregate, reasonably likely to have a ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement. (i) Regulatory Matters. (i) None of ARB, any of its Subsidiaries or any of their respective properties is, directly or indirectly, a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, any Regulatory Authority. ARB and each of its Subsidiaries have paid all assessments made or imposed by any Regulatory Authority. (ii) Neither ARB nor any of its Subsidiaries has been advised by, and ARB does not have any knowledge of facts which could give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. (j) Compliance With Laws. (i) ARB and its Subsidiaries are in compliance with all applicable Laws applicable thereto or to the employees conducting their businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Truth in Lending Act, the Truth in Savings Acts, the Foreign Corrupt Practices Act, the Home Mortgage Disclosure Act, Fair Credit Reporting Act, Privacy Laws, the Bank Secrecy Act, Title III of the USA Patriot Act and all other applicable bank secrecy laws, fair lending laws and other

-27- laws relating to discriminatory business practices, except for those instances of noncompliance that are not, individually or in the aggregate, reasonably likely to have a ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, ARB has not been advised formally of any regulatory concerns regarding its compliance with the Bank Secrecy Act or related state or federal anti-money-laundering laws, regulations and guidelines, including those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers. ARB has adopted such procedures and policies as are necessary or appropriate to comply with Title III of the USA Patriot Act and, to ARB’s knowledge, is in compliance with such law in all material respects. (ii) ARB and its Subsidiaries have all permits, licenses, franchises, variances, exemptions, certificates of authority, orders, authorizations, consents and approvals of, and has made all filings, applications, notices and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its assets and properties and to conduct its businesses as presently conducted, except for those that are not, individually or in the aggregate, reasonably likely to have a ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement; all such permits, licenses, franchises, variances, exemptions, certificates of authority, orders, authorizations, consents and approvals are in full force and effect and, to ARB’s knowledge, no suspension or cancellation of any of them is threatened. (iii) No investigation or review by any Governmental Authority with respect to ARB or any of its Subsidiaries is pending or, to the knowledge of ARB, threatened, nor has ARB or any Subsidiary of ARB received any notification or communication from any Governmental Authority (A) asserting that ARB or any such Subsidiary is not in compliance with any of the Laws which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to ARB’s knowledge, do any grounds for any of the foregoing exist). (k) Material Contracts; Defaults. Except as set forth on Section 5.02(k) of ARB Disclosure Schedule, neither ARB nor any of its Subsidiaries is a party to, bound by or subject to any Contract (whether written or oral) (i) that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K, (ii) that purports to limit in any material respect either the type of business in which ARB or any of its Subsidiaries (or, after giving effect to the Merger, Parent or any of its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business or (iii) that provides for a termination fee, penalty or like charge. Neither ARB nor any of its Subsidiaries is in default under any Contracts to which any such entity is a party, by which it or its assets, business or operations may be bound or affected or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by ARB or any Subsidiary of ARB is currently outstanding. Schedule 5.02(k) of the ARB Disclosure Schedule sets forth a true and complete list of (x) all Contracts pursuant to which consents or waivers are or may be required and (y) all notices which are or may be required to be given, in

-28- each case, prior to the performance by ARB of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. (l) No Brokers. None of ARB, any of its Subsidiaries or any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement except that ARB has employed Piper Sandler as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof. (m) Employee Benefit Plans. (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of ARB or any of its Subsidiaries (the “Employees”) and current or former directors of ARB, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Benefit Plans”) are listed on Schedule 5.02(m) of the ARB Disclosure Schedule, and each Benefit Plan which has received a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified. True and complete copies of all Benefit Plans listed on Schedule 5.02(m) of the ARB Disclosure Schedule, including, but not limited to, any trust instruments, insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any Benefit Plans, and all amendments thereto, have been made available to Parent. (ii) All Benefit Plans, other than “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”), are in substantial compliance with ERISA, the Code and other applicable Laws in all material respects. Each Benefit Plan which is subject to ERISA (“ERISA Plans”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the “IRS”) or may rely upon an IRS advisory or opinion letter to a prototype or volume submitter plan sponsor covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, and to ARB’s Knowledge is not aware of any circumstances reasonably likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Neither ARB nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the Taxable period of such transaction expired as of the date hereof, would subject ARB or any such Subsidiary to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. Neither ARB nor any of its Subsidiaries has incurred or reasonably expects to incur a material Tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA. (iii) Neither ARB nor any entity which is considered one employer with ARB under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”) (x) maintains or

-29- contributes to or has within the past six years maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a Multiemployer Plan. All contributions required to be made under the terms of any Benefit Plan, as of the date hereof, have been timely made or have been reflected on ARB’s financial statements included in ARB Reports. (iv) As of the date hereof, there is no material pending or, to ARB’s Knowledge , threatened litigation relating to the Benefit Plans. Neither ARB nor any of its Subsidiaries has any obligations for retiree health and life benefits under any ERISA Plan. (v) There has been no amendment to, announcement by ARB or any of its Subsidiaries relating to, or change in Employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Except for such amounts and with respect to such individuals as are listed in Schedule 5.02(m) of the ARB Disclosure Schedule, none of the execution of this Agreement, shareholder adoption of this Agreement or the consummation of the transactions contemplated hereby will (v) entitle any Employees to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (w) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans, (x) limit or restrict the right of ARB or any Subsidiary of ARB or, after the consummation of the transactions contemplated hereby, Parent to merge, amend or terminate any of the Benefit Plans, or (y) result in payments under any of the Benefit Plans which would not be deductible under Section 280G of the Code. (n) Labor Matters. Neither ARB nor any of its Subsidiaries is a party to and is not bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is ARB or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel ARB or any such Subsidiary to bargain with any labor union or labor organization as to wages or conditions of employment, nor is there pending or, to ARB’s Knowledge, threatened, nor has there been at any time during the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving ARB or any of its Subsidiaries. ARB is not aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. (o) Environmental Matters. To ARB’s knowledge, except for such matters that, individually or in the aggregate, are not reasonably likely to have a ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement: (i) ARB and its Subsidiaries have complied at all times and are in compliance with all applicable Environmental Laws; (ii) no real property (including soils, groundwater, surface water, buildings or other structures) currently or formerly owned or operated by ARB or any of its Subsidiaries (including any property in which ARB or any of its Subsidiaries holds or has held a fiduciary or management role, a “ARB Loan Property”), is or has been contaminated with, or has or has had any release of, any Hazardous

-30- Substance at any time; (iii) neither ARB nor any of its Subsidiaries could be deemed the owner or operator under any Environmental Law of any ARB Loan Property which is or has been contaminated with, or has or has had any release of, any Hazardous Substance; (iv) neither ARB nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither ARB nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither ARB nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vii) neither ARB nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any indemnity or other agreement with any third party under any Environmental Law or relating to any Hazardous Substance; (viii) to ARB’s knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving ARB, any Subsidiary of ARB, any currently or formerly owned or operated property, or any ARB Loan Property, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against ARB, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property or ARB Loan Property and (ix) ARB has made available to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to ARB, any of its Subsidiaries and any currently or formerly owned or operated property or any ARB Loan Property. As used herein, the term “Environmental Laws” means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, employee exposure, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance and the term “Hazardous Substance” means any substance in any concentration that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which has been, is or may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law. (p) Tax Matters. (i) (A) ARB and each of ARB’s Subsidiaries (I) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to have been filed by it and all such filed Tax Returns are true, complete and accurate in all respects, and has fully and timely paid all Taxes owed (whether or not shown or required to be shown on any Tax Return); (II) has withheld and paid all Taxes from amounts owing to any employee, creditor or third party all amounts that ARB or any of ARB’s Subsidiaries is obligated to have withheld, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed; (III) in the case of any Tax Return required to be retained by ARB or any of ARB’s Subsidiaries prior to the Effective Time in

-31- respect of any information reporting or other Tax requirements, has retained properly completed Tax Returns in ARB’s or ARB’s Subsidiary’s files; and (IV) has complied with all information reporting (and related withholding) requirements related to payments to, and transactions completed for, customers, (B) all deficiencies asserted or assessments made as a result of any audit or examination by any taxing authority of any Tax Return have been paid in full or otherwise finally resolved, (C) no issues have been raised in writing by any taxing authority in connection with any audit or examination of any Tax Return that are currently pending, (D) neither ARB nor any of ARB’s Subsidiaries has waived any statute of limitations with respect to Taxes that has continuing effect or agreed to any extension of time with respect to a Tax assessment or deficiency that has continuing effect, (E) to ARB’s knowledge and as of the date hereof, there are not anticipated, pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes, Tax Returns or Tax matters, (F) as of the date hereof, ARB has made available to Parent true, correct and complete copies of all material income, franchise, capital and similar Tax Returns filed by ARB or any of ARB’s Subsidiaries for all Taxable years or periods for which the relevant statute of limitations has not expired, (G) ARB and each of ARB’s Subsidiaries have no foreign source operations or income, and (H) there are no uncertain tax positions taken on ARB or its Subsidiaries’ Tax Returns that would, more likely than not, fail to be sustained in a tax examination based on their technical merits, presuming a tax examination were to occur. (ii) There are no Liens on any of ARB’s assets or on any assets of any of ARB’s Subsidiaries that arose either in connection with any failure (or alleged failure) to pay any Tax or, to ARB’s Knowledge, is any taxing authority in the process of imposing a Lien for Taxes upon such assets. (iii) Neither ARB nor any of ARB’s Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, any Tax period beginning on or after the Effective Time as a result of (A) a change in accounting method for a Tax period beginning on or before the Effective Time; (B) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign tax law); (C) any intercompany transaction or any excess loss account, within the meaning of Treas. Reg. 1.1502- 13 and 1.1502-19, respectively (or any corresponding or similar provision or administrative rule of federal, state, local, or non-U.S. income Tax law); or (D) any prepaid amount received on or prior to the Effective Time. (iv) Neither ARB nor any of ARB’s Subsidiaries is or has been a party to any Tax allocation or sharing agreement. Neither ARB nor any of ARB’s Subsidiaries is or has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a consolidated, unitary or combined Tax group filing, consolidated or combined Tax Returns (other than, in each case, an affiliated, consolidated, unitary or combined group of which ARB is the common parent) or otherwise has, or may have, any liability for the Taxes of any Person (other than ARB or any of ARB’s Subsidiaries). (v) No closing agreements, private letter rulings, technical advice, memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to ARB or any of ARB’s Subsidiaries.

-32- (vi) (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transaction contemplated by this Agreement, and (B) all Taxes that ARB or any of ARB’s Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable Law, have been paid to the proper Governmental Authority or other Person. (vii) As of the date hereof, neither ARB nor any of ARB’s Subsidiaries has any reason to believe that any conditions exist that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. (viii) Neither ARB nor any of ARB’s Subsidiaries has been a party to any distribution prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied, except for distributions occurring among members of the same group of affiliated corporations filing a consolidated federal income tax return. (ix) Neither ARB nor any of ARB’s Subsidiaries is or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treas. Reg. 1.6011- 4(b). (q) Risk Management Instruments. Neither ARB nor any of its Subsidiaries is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar, embedded derivative or any other contract that is a derivatives contract (meaning any financial instrument or contract whose value is derived from the value of one or more underlying asset or factor), including various combinations thereof, (each, a “Derivatives Contract”) and does not own any securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) could have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes. (r) Books and Records. The books and records of ARB and its Subsidiaries have been fully, properly and accurately maintained in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly present the financial position and results of operations of ARB and its Subsidiaries. (s) Insurance. Schedule 5.02(s) to the ARB Disclosure Schedule sets forth a true and complete list of all of the insurance policies, binders or bonds maintained by ARB or any of its Subsidiaries (collectively, “Insurance Policies”) and all insurance claims filed by ARB or any of its Subsidiaries under such Insurance Policies which have not been paid in full as of the date hereof and the amounts claimed thereunder. All Insurance Policies are with reputable insurers and provide full and adequate coverage for all normal risks incident to the business of ARB and its Subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards. All Insurance Policies are in full force and effect; neither ARB nor any of its Subsidiaries is in material default thereunder; and all claims thereunder have been filed in

-33- due and timely fashion. Schedule 5.02(s) lists all claims or potential claims meeting the applicable reporting thresholds under the Insurance Policies that have not been reported thereunder. (t) Allowance For Loan and Lease Losses. ARB’s allowance for loan losses (“ALLL”) is, and (except for changes required by Parent pursuant to this Agreement, as to which ARB makes no representation) shall be as of the Effective Time, in compliance with ARB existing methodology for determining the adequacy of its ALLL as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards. (u) Transactions With Affiliates. ARB has no transactions with Affiliates that are in violation of Sections 23A and 23B of the Federal Reserve Act. (v) Real Property. (i) Except as set forth on Schedule 5.02(v) to the ARB Disclosure Schedule hereto, neither ARB nor any of its Subsidiaries owns, and is not in the process of foreclosing (whether by judicial process or by power of sale) or otherwise in the process of acquiring title to, any real property or premises on the date hereof in whole or in part. Schedule 5.02(v) also contains a complete and correct list of all real property or premises leased or subleased in whole or in part by ARB or any of its Subsidiaries and together with a list of all applicable leases or subleases and the name of the lessor or sublessor. None of such premises or properties have been condemned or otherwise taken by any Governmental Authority and, to ARB’s knowledge, no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, Contract or Law which might affect its use or value for the purposes now made of it. None of the premises or properties of ARB or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by ARB or such Subsidiary. (ii) Each of the leases referred to in the ARB Disclosure Schedule is valid and existing and in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to ARB or any of its Subsidiaries or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than ARB the foregoing representation is based on the knowledge of ARB. (w) Title. Each of ARB and each of its Subsidiaries has good title to its properties and assets (other than property as to which it is lessee) except (A) statutory Liens not yet delinquent which are being contested in good faith by appropriate proceedings and Liens for Taxes not yet due, (B) pledges of assets in the ordinary and usual course of business to secure public deposits, (C) for those assets and properties disposed of for fair value in the ordinary course of business since December 31, 2009 and (D) defects and irregularities of title and encumbrances that do not materially impair the use thereof for the purposes for which they are held.

-34- (x) Intellectual Property. (i) ARB, AR Bank or one of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or materials that are used in the business of ARB or any of its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement. (ii) Except as is not reasonably likely to have a ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement: (A) neither ARB nor any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by ARB of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which ARB or any of its Subsidiaries is a party and pursuant to which ARB or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software (collectively, “Third-Party Intellectual Property Rights”); (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor, trade secrets or computer software owned by ARB or any of its Subsidiaries (collectively, the “ARB Intellectual Property Rights”); or (II) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of ARB, are threatened by any Person; and (C) ARB does not know of any valid grounds for any bona fide claims (I) against the use by ARB or any of its Subsidiaries of any ARB Intellectual Property Rights or Third-Party Intellectual Property Rights used in the business of ARB or any of its Subsidiaries as currently conducted or as proposed to be conducted; (II) challenging the ownership, validity or enforceability of any ARB Intellectual Property Rights; or (III) challenging ARB’s or any of its Subsidiaries’ license or legally enforceable right to use any Third-Party Intellectual Rights. (y) Trust Business. ARB does not engage in the trust business and does not serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor for any fiduciary accounts. (z) Affiliate Ownership. As of the date hereof, the aggregate percentage of ARB Common Stock beneficially owned by directors and executives officers of ARB is approximately 10.2% of all issued and outstanding ARB Common Stock (on a fully diluted basis). 5.03. Representations and Warranties of Parent. Except as set forth in the Parent Disclosure Schedule, or (ii) as disclosed in Parent Reports prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature) Parent hereby represents and warrants to ARB:

-35- (a) Organization, Standing and Authority. Parent is duly organized, validly existing and in good standing under the laws of the State of California. Bank and each other Subsidiary of Parent has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Parent and each of its Subsidiaries is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Bank to consummate the transactions contemplated by this Agreement. All outstanding shares of Bank are owned by Parent. (b) Parent Capital Stock. As of the date hereof, the authorized capital stock of Parent consists solely of 30,000,000 shares of Parent Common Stock, of which 13,262,498 are issued and outstanding (excluding 64,011 shares of unvested restricted stock and restricted performance stock) and 5,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding. As of the date hereof, 308,437 shares of Parent Common Stock are issuable upon the exercise of outstanding options to acquire such shares, and there are 64,011 outstanding shares of unvested restricted stock and restricted performance stock. The outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). (c) Corporate Power. Each of Parent and Bank has all requisite power and authority (corporate and other) to carry on its business as it is now being conducted and to own all its properties and assets; and Parent and Bank have all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the transactions contemplated hereby. (d) Corporate Authority. As of the date hereof, with respect to each of clauses (i) and (ii) below, each of the Parent Board and the Bank Board, by resolutions duly adopted at a meeting duly called and held, has duly (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable and fair to and in the best interests of Parent and its shareholders, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby, and (iii) resolved that such matter be submitted for consideration by its shareholders at a meeting of such shareholders and that such matter be recommended for approval at such meeting (the “Parent Recommendation”). This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of the Parent Board and Bank Board. This Agreement has been duly authorized, executed and delivered by Parent and Bank and this Agreement is a valid and legally binding agreement of Parent and Bank, as the case may be, enforceable against Parent or Bank in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or to general equity principles. (e) Regulatory Approvals; No Violations.

-36- (i) No consents, approvals, permits authorizations of, or waivers by, or notices, reports, filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained in connection with the execution, delivery and performance by Parent or Bank of this Agreement or to consummate the Merger and the other transactions contemplated hereby except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the DFPI, FINRA and NASDAQ as may be required, (B) filings with the SEC and state securities authorities, if any, and (C) the filing of the Agreement of Merger with the Secretary of California as described in Section 2.01(b) herein. As of the date hereof, neither Parent nor Bank is aware of any reason why the approvals set forth in this Section 5.03(e) and Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b). (ii) Subject to receipt of the approvals referred to in the preceding paragraph, and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by Parent and Bank does not, and the consummation by Parent and Bank of the Merger and the other transactions contemplated hereby will not, (A) constitute or result in a breach or violation of, or a default under, the acceleration of any obligations or the creation of a Lien on the assets of Parent or Bank (with or without notice, lapse of time, or both) pursuant to, Contracts binding upon Parent or Bank or to which Parent or Bank or any of their respective properties is subject or bound or any Law or governmental or non-governmental permit or license to which Parent or Bank is subject, (B) constitute or result in a breach or violation of, or a default under, the Parent or Bank Articles or Bylaws, (C) result in any change in the rights or obligations of any party under any of the Contracts or (D) require any consent or approval under any such Contract, Law, governmental or non-governmental permit or license, except, in the case of clauses (A), (C) or (D) above, for any breach, violation, default, acceleration, creation, change, consent or approval that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Bank to consummate the transactions contemplated by this Agreement. (f) No Brokers. Neither Parent or Bank nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Keefe, Bruyette & Woods, Inc. as its financial advisor. (g) Parent Reports; Financial Statements. (i) Parent has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since the Applicable Date (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof including any amendments thereto, the “Parent Reports”). Each of the Parent Reports, at the time of its filing or being furnished complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes- Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Parent Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of

-37- such amendment) the Parent Reports did not, and any Parent Reports filed or furnished with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. (ii) Parent’s consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports, were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such consolidated financial statements fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and the consolidated Subsidiaries of Parent as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments which were not and which are not expected to be, individually or in the aggregate, material to Parent and its consolidated Subsidiaries taken as a whole). (iii) Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq. (iv) Parent maintains disclosure controls and procedures required by Rule 13a- 15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent is recorded and reported on a timely basis to the individuals responsible for the preparation of Parent’s filings with the SEC and other public disclosure documents. Parent maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of Parent and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with authorizations of management and directors of Parent or Bank, as the case may be,, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s or Subsidiaries’ assets that could have a material effect on its financial statements. (v) Parent has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to Parent’s auditors and the audit committee of Parent’s Board (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect Parent’s or its Subsidiaries ability to record, process, summarize and report financial information and has identified for Parent’s auditors and audit committee of Parent’s Board any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s or

-38- its Subsidiaries’ internal control over financial reporting. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Parent or Bank employees regarding questionable accounting or auditing matters, have been received by Parent or Bank. No attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to Parent’s audit committee (or other person or committee designated for the purpose) of the board of directors or the board of directors pursuant to the rules in adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Parent policy contemplating such reporting, including in instances not required by those rules. (vi) Parent and its Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2019 with (A) the Federal Reserve Board and (B) any other Regulatory Authority, and all other material reports and statements required to be filed by it since December 31, 2019, including, without limitation, the rules and regulations of the FDIC, the DFPI or any other Regulatory Authority, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports and statements complied in all material respects with all the laws, rules and regulations of the applicable Regulatory Authority with which they were filed. (vii) Since December 31, 2019, except as disclosed in the Parent Reports, (A) Parent and each of its Subsidiaries has conducted its business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such business consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise) has had or could be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Bank to consummate the transactions contemplated by this Agreement. (viii) Since December 31, 2019, except as disclosed in the Parent Reports, there has not been (A) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any Subsidiary of Parent, whether or not covered by insurance, (B) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Parent other than as set forth in the Parent Reports, or (C) any change by Parent in accounting principles, practices or methods. (h) Litigation. Except as disclosed in the Parent Reports, no civil, criminal or administrative litigation, claim, action, suit, hearing, investigation or other proceeding before any Governmental Authority is pending or, to Parent’s or Bank’s knowledge, threatened against Parent or any of its Subsidiaries and there are no facts or circumstances that could result in any claims against, or obligations or liabilities of, Parent or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Bank to consummate the transactions contemplated by this Agreement. Neither Parent nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, injunction, decree or

-39- arbitration ruling, award or other finding, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Bank to consummate the transactions contemplated by this Agreement. (i) Compliance With Laws. Parent and Bank are in compliance with all applicable Laws applicable thereto or to the employees conducting their businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Truth in Lending Act, the Truth in Savings Act, the Foreign Corrupt Practices Act, the Home Mortgage Disclosure Act, Fair Credit Reporting Act, Privacy Laws, the Bank Secrecy Act, Title III of the USA Patriot Act and all other applicable bank secrecy laws, fair lending laws and other laws relating to discriminatory business practices, except for instances of noncompliance that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Bank to consummate the transactions contemplated by this Agreement. Parent and its Subsidiaries have all permits, licenses, franchises, variances, exemptions, certificates of authority, orders, authorizations, consents and approvals of, and has made all filings, applications, notices and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its assets and properties and to conduct its businesses as presently conducted, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Bank to consummate the transactions contemplated by this Agreement; all such permits, licenses, franchises, variances, exemptions, certificates of authority, orders, authorizations, consents and approvals are in full force and effect and, to Parent’s knowledge, no suspension or cancellation of any of them is threatened. (j) Regulatory Matters. (i) Neither Parent, Bank nor any of their respective properties are, directly or indirectly, a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authorities. Parent and Bank have paid all assessments made or imposed by any Regulatory Authority. (ii) Parent and Bank have not been advised by, and do not have any knowledge of facts which could give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. (k) Tax Matters. (i) (A) Parent and each of Parent’s Subsidiaries (I) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to have been filed by it and all such filed Tax Returns are true, complete and accurate in all material respects; (II) has paid in full or accrued all Taxes that are required to have been paid or accrued and has withheld from amounts owing to any employee, creditor or third party all amounts that Parent or any of Parent’s Subsidiaries is obligated to have withheld; (III) in the case of any Tax Return required to be retained by Parent or any of Parent’s

-40- Subsidiaries prior to the Effective Time in respect of any information reporting or other Tax requirements, has retained properly completed Tax Returns in Parent’s or Parent’s Subsidiary’s files; and (IV) has complied with all information reporting (and related withholding) requirements related to payments to, and transactions completed for, customers, (B) all deficiencies asserted or assessments made as a result of any audit or examination by any taxing authority of any Tax Return have been paid in full or otherwise finally resolved, (C) no issues have been raised by any taxing authority in connection with any audit or examination of any Tax Return that are currently pending, (D) neither Parent nor any of Parent’s Subsidiaries has waived any statute of limitations with respect to Taxes that has continuing effect or agreed to any extension of time with respect to a Tax assessment or deficiency that has continuing effect, (E) to Parent’s knowledge and as of the date hereof, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes, Tax Returns or Tax matters, (F) as of the date hereof, Parent has made available to Parent true, correct and complete copies of all material income, franchise, capital and similar Tax Returns filed by Parent or any of Parent’s Subsidiaries for all Taxable years or periods for which the relevant statute of limitations has not expired; and (G) neither Parent nor any of Parent’s Subsidiaries has any reason to believe that any conditions exist that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. (l) Parent Employee Benefit Plans. All “employee benefit plans” within the meaning of Section 3(3) of ERISA covering current or former employees of Parent or any of its Subsidiaries ( the “Parent Benefit Plans”) are in substantial compliance with ERISA, the Code and other applicable Laws in all material respects. Neither Parent nor any ERISA Affiliate of Parent maintains or contributes to or has within the past six years maintained or contributed to any Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to any Multiemployer Plan. All contributions required to be made under the terms of any Parent Benefit Plan, as of the date hereof, have been timely made or have been reflected on Parent’s financial statements included in Parent Reports. As of the date hereof, there is no material pending or, to the knowledge of Parent or Bank, threatened litigation relating to the Parent Benefit Plans. Neither Parent nor any of its Subsidiaries has incurred or reasonably expects to incur any material Tax or penalty relating to the Parent Benefit Plans. ARTICLE VI COVENANTS 6.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of ARB and Parent agrees to cooperate with the other and use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable on its part under this Agreement or under applicable Laws to consummate and make effective the Merger, the Bank Merger and the other transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VII hereof. 6.02. Shareholder Approval. ARB and Parent, through their boards of directors, will promptly take all action necessary in accordance with applicable law and their respective

-41- governing documents to convene a meeting of their respective shareholders for the purpose of approving the principal terms of this Agreement, the Merger, and the transactions contemplated hereby (the “ARB Shareholder Meeting” or the “Parent Shareholder Meeting,” as the case may be) and shall recommend that their shareholders approve the transactions contemplated hereby, and the parties will use their commercially reasonable efforts to obtain the requisite approval of their respective shareholders. Except with the prior approval of Parent, no other matters shall be submitted for the approval of the ARB shareholders. Each of the ARB Board and the Parent Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders subject in the case of the ARB Board to Section 6.03. 6.03. Registration Statement; Proxy Statement; Change of Recommendation. (a) Parent and ARB shall promptly prepare the Prospectus/Proxy Statement (as defined below), and Parent shall prepare and file with the SEC the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the “Prospectus/Proxy Statement”) constituting a part thereof) (the “S-4 Registration Statement”) within forty five (45) days from the date of this Agreement. Parent and ARB each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter Parent and ARB shall mail the Prospectus/Proxy Statement to the respective holders of Parent Common Stock and of ARB Common Stock. ARB and Parent each agrees, as to itself and its Subsidiaries, that (i) the S-4 Registration Statement will not, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case with respect to the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the S-4 Registration Statement, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will not, at the date of mailing to shareholders and at the times of the ARB Meeting and Parent Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case with respect to the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Prospectus/Proxy Statement. ARB and Parent will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Each of ARB and Parent agrees that if such party shall become aware prior to the Effective Time of any information furnished by such party that would cause any of the statements in the Prospectus/Proxy Statement to be false or misleading with respect to any material fact, or that would result in an omission to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Prospectus/Proxy Statement. (c) (i) ARB Board shall not:

-42- (1) except as expressly permitted by, and after compliance with, Section 6.03(c)(ii) hereof, withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the ARB Recommendation with respect to the Merger (it being understood that publicly taking a neutral position or no position with respect to an Acquisition Proposal at any time beyond ten (10) Business Days after the first public announcement of such Acquisition Proposal shall be considered an adverse modification of the ARB Recommendation); or (2) except as expressly permitted by, and after compliance with, Section 8.03(a) hereof, cause or permit ARB to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (other than a confidentiality agreement referred to in Section 6.06 entered into in compliance with Section 6.06) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal. (ii) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after the ARB Shareholder Approval contemplated by this Agreement is obtained, the ARB Board may withhold, withdraw or modify the ARB Recommendation or approve, recommend or otherwise declare advisable any Superior Proposal made after the date hereof that was not solicited, initiated, encouraged or facilitated in breach of this Agreement, if the ARB Board determines in good faith, after consultation with outside counsel, that such action is legally required in order for its directors to comply with their respective fiduciary duties under applicable Law (a “Change of Recommendation”); provided, however, that no Change of Recommendation may be made until after at least five Business Days following Parent’s receipt of notice from ARB advising that the ARB Board may take such action and the basis therefor, including all necessary information under Section 6.06. In determining whether to make a Change of Recommendation in response to a Superior Proposal or otherwise, ARB Board shall take into account any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent in response to such notice. 6.04. Press Releases. ARB and Parent shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq or the SEC. ARB and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.

-43- 6.05. Access; Information. (a) Each party agrees that upon reasonable notice and subject to applicable Laws relating to the exchange of information, it shall afford the other party’s officers, employees, counsel, accountants and other authorized representatives reasonable access during normal business hours throughout the period prior to the Effective Time to its books, records (including, without limitation, Tax Returns and work papers of independent auditors), Contracts, properties and personnel and to such other information as the other party may reasonably request and, during such period, it shall furnish promptly to the other party all information concerning its business, properties and personnel as Parent may reasonably request. (b) Without limiting the generality of Section 6.05(a), prior to the Effective Time, each party’s representatives shall have the right to conduct a review to determine (i) that the assets, books, records and operations of the other party are in satisfactory condition and will not in a material way adversely impact the Surviving Corporation after consummation of the transactions contemplated hereby and (ii) the accuracy of the representations and warranties and the satisfaction of the conditions to closing as provided hereunder. (c) Each party agrees that, subject to applicable Laws, it shall cooperate in good faith with the other party on mutually agreed operating issues which the parties agree have priority including assisting in developing and implementing plans for integration and conversion and other matters affecting branches, customers and back office operations. (d) Each party agrees that, upon reasonable notice and subject to applicable Laws relating to the exchange of information, it shall afford the other party and its authorized representatives such access to its personnel as the other party may reasonably request and such books and records as the other party may reasonably request. (e) Each party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Section 6.05 in accordance with the terms of the Confidentiality Agreement, dated as of January 22, 2021 (the “Confidentiality Agreement”), between the parties. (f) No investigation by either party of the business and affairs of the other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to such party’s obligation to consummate the transactions contemplated by this Agreement. 6.06. Acquisition Proposals. ARB agrees that neither it nor any of its Subsidiaries nor any of their respective officers, directors and employees shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries’ agents and representatives (including any financial advisor, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal. ARB further agrees that neither it nor any of its Subsidiaries nor any of their respective officers, directors and employees shall, and that it shall direct and use its reasonable best efforts to cause its agents and representatives (including any financial advisor, attorney or accountant retained by it) not to, directly or indirectly, engage in

-44- any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent ARB or the ARB Board from (A) complying with its disclosure obligations under federal or state law; (B) at any time prior, but not after the Merger is approved by the requisite vote of ARB’s shareholders, providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the ARB Board receives from the Person so requesting such information an executed confidentiality agreement on terms not less restrictive to the other party than those contained in the Confidentiality Agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the shareholders of ARB, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, ARB Board determines in good faith (after consultation with outside legal counsel) that such action is, in the absence of the foregoing proscriptions, legally required in order for its directors to comply with their respective fiduciary duties under applicable Law and (ii) in each such case referred to in clause (C) or (D) above, the ARB Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal is a Superior Proposal. ARB agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. ARB agrees that it will take the necessary steps to promptly inform the individuals referred to in the first sentence hereof of the obligations undertaken in this Section 6.06. ARB agrees that it will notify Parent promptly, but in no event later than the next succeeding Business Day, if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposal or offer and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. As used in this Agreement, (i) ”Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving ARB or any of its Subsidiaries and (ii) any proposal or offer to acquire in any manner, directly or indirectly, 10% or more of the total voting power or of any class of equity securities of ARB or 10% or more of the consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of ARB, in each case other than the transactions contemplated by this Agreement; and (ii) ”Superior Proposal” means an unsolicited bona fide Acquisition Proposal involving more than 50% of the assets (on a consolidated basis) or total voting power of the equity securities of ARB that its board of directors has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to ARB’s shareholders from a financial point of view than the transaction contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by Section 6.03(c) of this Agreement and the time likely to be required to consummate such Acquisition Proposal). 6.07. Certain Policies. Immediately prior to the Effective Time, ARB shall, consistent with GAAP, the rules and regulations of the SEC and the rules and regulations of the Regulatory

-45- Authorities and applicable banking Law, modify or change its loan, OREO, accrual, reserve, Tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent and Bank; provided, however, that unless the modification or changes would otherwise be necessary to be consistent with applicable Law or with regulatory accounting principles and GAAP, no such modification or change shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred, or as an admission or acknowledgement by ARB that any such modification or change is appropriate or required or that any financial statement or information previously provided by ARB was incorrect in any respect. 6.08. Regulatory Applications. (a) Each of Parent, Bank, ARB and AR Bank shall cooperate and use their respective reasonable best efforts to prepare and file, or in the case of Parent cause to be filed, all documentation to effect all necessary notices, reports and other filings and to obtain all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third parties and/or Governmental Authorities in order to consummate the Merger or any of the other transactions contemplated hereby; and any initial filings with Governmental Authorities (other than the SEC) shall be made by Parent or Bank, as the case may be, as soon as reasonably practicable after the execution hereof and in any event within thirty (30) days of the date hereof. Subject to applicable Laws relating to the exchange of information and except for information submitted on a confidential basis to a Regulatory Authority by Parent or Bank, each of Parent and ARB shall have the right to review in advance, and to the extent practicable each shall consult with the other on, all material written information submitted to any third party and/or any Regulatory Authority in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and/or Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby (including promptly furnishing the other with copies of notices or other communications received by Parent, Bank, ARB or AR Bank, as the case may be, from any third party and/or Governmental Authority with respect to the Merger, the Bank Merger and the other transactions contemplated by this Agreement and, to the extent permitted by Law, providing descriptions of any oral communications from such Persons). In furtherance and not in limitation of the foregoing, each of Parent and ARB shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, and (ii) avoid or eliminate each and every impediment so as to enable the Closing to occur as soon as possible. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Parent or ARB or any of their respective Subsidiaries, and neither Parent nor ARB nor any of their respective Subsidiaries shall be permitted (without the written consent of the other party), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with the foregoing or obtaining

-46- any permits, consents, approvals and authorizations of Governmental Authorities that would reasonably be likely to have a material adverse effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger. (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders or shareholders, as applicable, and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party to any third party and/or Governmental Authority. 6.09. Indemnification; Director’s and Officer’s Insurance. (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of ARB (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that ARB would have been permitted under the CGCL and ARB Articles and ARB Bylaws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); provided, further, that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under the CGCL and ARB Articles and ARB Bylaws shall be made by Independent Counsel selected by Parent. Further, Parent shall assume, perform and observe the obligations of ARB under any agreements in effect as of the date of this Agreement to indemnify those Persons who are or have at any time been directors and officers of ARB for their acts and omissions occurring prior to the Effective Time in their capacity as officers or directors. (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.09, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parent. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Party for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, (ii) the Indemnified Party will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

-47- (c) For a period of six years from the Effective Time, Parent shall use its commercially reasonable efforts to provide that portion of director’s and officer’s liability insurance (“D&O Insurance”) that serves to reimburse the present and former officers and directors (determined as of the Effective Time) of ARB (as opposed to the portion that serves to reimburse ARB) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, including the Merger and other transactions contemplated hereby, which D&O Insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by ARB; provided, however, that in no event shall Parent be required to expend on a total basis more than 250% of the current amount expended on an annual basis by ARB to maintain or procure such D&O Insurance; provided, further, that if Parent is unable to maintain or obtain the D&O Insurance called for by this Section 6.09, Parent shall use its commercially reasonable efforts to obtain as much comparable insurance as is available; provided, further, that officers and directors of ARB may be required to make application and provide customary representations and warranties to Parent’s insurance carrier for the purpose of obtaining such D&O Insurance. Immediately after the date hereof, ARB shall obtain a quote for the above described insurance coverage from its carrier. The insurance provided for above shall be in effect as of the Effective Time. (d) If Parent or Bank or any of their successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any other Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or Bank shall assume the obligations set forth in this Section 6.09. 6.10. Benefit Plans. (a) From and after the Effective Time, Bank agrees that any Employees who continue employment with Bank (such Employees “Continuing Employees”) will be eligible to participate in the employee benefit plans of Bank and Parent on substantially the same terms and conditions of similarly situated employees of Bank. With respect to Bank employee benefit plans similar to ARB employee benefit plans, Bank will cause such employee benefit plans to take into account for purposes of eligibility, vesting and benefit levels (but not benefit accrual) thereunder service by such Continuing Employees at ARB as if such service were with Bank (except to the extent it would result in a duplication of benefits). Nothing herein shall limit the ability of Bank to (i) amend or terminate any of the Benefit Plans in accordance with their terms at any time or (ii) to retain or terminate the employment of any particular Employee. (b) If any of the Continuing Employees or Short Term Employees of ARB become eligible to participate in a medical, dental or health plan of Bank or Parent, Bank and Parent shall use commercially reasonable efforts to cause, to the extent practicable, each such plan to (i) waive any preexisting condition limitations to the extent such conditions were covered under the applicable medical, dental or health plans of ARB, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by such Continuing Employees or Short Term Employees and their respective beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of

-48- insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous plan prior to the Effective Time. (c) Effective as of no later than the day immediately preceding the Effective Time, ARB shall provide Parent with evidence that its 401(k) Profit Sharing Plan is in the process of being terminated and/or ARB is exiting such plan pursuant to resolutions of ARB Board that are effective as of no later than the day immediately preceding the Effective Time, provided, however, that the effectiveness of such termination may be conditioned on the consummation of the Merger. The form and substance of such resolutions shall be subject to the review and reasonable and timely approval of Parent. ARB also shall take such other actions in furtherance of terminating or separating from its 401(k) Profit Sharing Plan as Parent may reasonably require, provided, however, that the effectiveness of any such actions may be conditioned on the consummation of the Merger. Parent shall, and shall cause its Affiliates to, designate a tax- qualified defined contribution plan of Parent or one of its Affiliates (such plan(s), the “Parent 401(k) Savings Plan”) that either (i) currently provides for the receipt from Continuing Employees of “eligible rollover distributions” (as such term is defined under Section 402 of the Code) or (ii) shall be amended as soon as practicable following the Effective Time to provide for the receipt from the Continuing Employees of eligible rollover distributions. Each Continuing Employee or Short Term Employee who is a participant in the ARB’s 401(k) Profit Sharing Plan shall be given the opportunity to receive a distribution of his or her account balance and shall be given the opportunity to elect to “roll over” such account balance (including direct rollover of any outstanding plan loans) to the Parent 401(k) Savings Plan, subject to and in accordance with the provisions of such plan(s) and applicable law. (d) In connection with the Salary Continuation Agreements, Bank will assume such agreements at the Effective Time and will honor them in accordance with their terms with the express understanding of all the parties that such agreement are unsecured obligations of the Bank. In connection with the ARB Deferred Compensation Plan, Parent will assume such plan and the participant account balances thereunder as of the Effective Time with the express understanding of all the parties that the participant accounts under such plan are unsecured obligations of Parent. (e) Immediately prior to the Effective Time, ARB shall make or caused to be made a severance payment to each Employee who is identified by Bank as not being either a Continuing Employee or a Short Term Employee. The amount of the severance payment to a non- continuing Employee (other than any such Employee with a Change in Control Agreement) shall be equal to two weeks of his or her current salary for each full year of service worked by such Employee for ARB or AR Bank with a minimum of four weeks and a maximum of 52 weeks of salary. No Employee receiving any payments under a Change in Control Agreement shall be entitled to any payment under this Section 6.10(e). (f) Any ARB employee who (i) receives an offer of ongoing regular employment with Bank at a salary commensurate with his or her current salary and declines such offer or (ii) accepts such an offer of continuing full time employment but (A) voluntarily terminates while employed by Bank or (B) is terminated for cause by the Bank shall not be entitled to any severance payment pursuant to Section 6.10.

-49- (g) In connection with Short Term Employees, ARB shall make no payments under Section 6.10(e). Rather, Bank will make such payments but not until the separation date indicated in the offer of short term employment; provided, however, an employee who declines such offer of short term employment or voluntarily terminates with Bank prior to the separation date indicated in the offer of short term employment will receive no severance payment pursuant to Section 6.10. 6.11. Non-Compete/Non-Solicitation. Each of the Directors shall, simultaneously with the execution and delivery hereof, execute and deliver to Parent a Non-Compete and Non- Solicitation Agreement and ARB’s and AR Bank’s officers with a title of EVP or greater shall, simultaneously with the execution and delivery hereof, execute and deliver to Parent a Non- Solicitation Agreement. 6.12. Notification of Certain Matters. Each of ARB and Parent shall give prompt notice of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in an ARB Material Adverse Effect or Parent Material Adverse Effect, as the case may be, or to prevent, materially delay or materially impair the ability of ARB or Parent, as the case may be, to consummate the transactions contemplated by this Agreement or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein. 6.13. Covenant Relating to the Tax Status of the Agreement. Neither Parent nor ARB shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify or would reasonably be expected to disqualify the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. 6.14. Human Resources Issues. ARB will consult in good faith with Parent regarding the nature and content of any formal presentation of the transactions contemplated by this Agreement to employees of ARB and its Subsidiaries as a group and will include a Parent representative in any such group presentation or any formal group meeting at which the transaction is explained or discussed, under an arrangement that is mutually satisfactory to the parties. ARB agrees to work in good faith with Parent to facilitate the timely and accurate dissemination of information to employees regarding matters related to the transactions contemplated by this Agreement in such a manner as to cause minimal disruption of the business of ARB and its Subsidiaries and their respective relationships with their employees and to facilitate the transition of such relationships to Parent or its Subsidiaries, as the case may be. In addition, prior to making any written or oral communications to the directors, officers or employees of ARB or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, ARB shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and ARB shall cooperate in providing any such mutually agreeable communication. 6.15. Third-Party Agreements.

-50- (a) ARB shall use its reasonable best efforts to obtain (i) the consents or waivers listed in Schedule 5.02(k) or otherwise required to be obtained from any third-parties in connection with the Merger and the other transactions contemplated hereby (in such form and content as is approved in writing by Parent) promptly after the date of this Agreement and (ii) the cooperation of such third parties to effect a smooth transition in accordance with Parent’s timetable at or after the Effective Time. ARB shall cooperate with Parent in minimizing the extent to which any Contracts will continue in effect following the Effective Time, in addition to complying with the prohibitions in Section 4.01(l). (b) Without limiting the generality of Section 6.15(a), ARB shall use all reasonable efforts to provide data processing, item processing and other processing support of outside contractors to assist Parent in performing all tasks reasonably required to result in a successful conversion of the data and other files and records of ARB to Parent’s production environment, when requested by Parent and in such a manner sufficient to ensure that a successful conversion will occur at the time (on or after the Effective Time) designated by Parent. Among other things, ARB shall: (i) cooperate with Parent to establish a mutually agreeable project plan to effectuate the conversion; (ii) use its commercially reasonable efforts to have ARB’s outside contractors continue to support both the conversion effort and its on-going needs until the conversion can be established; (iii) provide, or use its commercially reasonable efforts to obtain from any outside contractors, all data or other files and layouts requested by Parent for use in planning the conversion, as soon as reasonably practicable; (iv) provide reasonable access to ARB’s personnel and facilities and, with the consent of its outside contractors, its outside contractors’ personnel and facilities, to enable the conversion effort to be completed on schedule; and (v) give notice of termination, conditioned upon the completion of the transactions contemplated by this Section 6.15(b), of the Contracts of outside data, item and other processing contractors or other third-party vendors when directed to do so by Parent. (c) Parent agrees that all actions taken pursuant to this Section 6.15 shall be taken in a manner intended to minimize disruption to the customary business activities of ARB. 6.16. Shareholder Agreements. Each ARB Director, as a holder of ARB Common Stock, shall execute and deliver to Parent an AR Shareholder Agreement, and each Parent Director, as a holder of Parent Common Stock, shall execute and deliver to ARB a Parent Shareholder Agreement, simultaneously with the execution of this Agreement or at such time as the parties may otherwise agree. a Shareholder Agreement. 6.17. Additional Agreements. In case at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Parent and Bank, as the case may be, with full title to all properties, assets, rights, powers,

-51- approvals, privileges, immunities and franchises of ARB and AR Bank, as the case may be, the proper officers and directors of each party to this Agreement shall take all necessary or appropriate action. 6.18. Pre-Closing Adjustments. At or before the Effective Time of the Merger, ARB shall make such accounting entries or adjustments, including additions to its ALLL and charge- offs of loans, as Parent shall direct as a result of its on-going review of ARB (including its review of the information provided to it pursuant to Sections 6.05 and 6.12) or in order to implement its plans following the Effective Time or to reflect expenses and costs related to the Merger; provided, however, that unless the adjustment would otherwise be required by applicable Law, or by regulatory accounting principles or GAAP applied on a basis consistent with the financial statements of ARB, (a) ARB shall not be required to take such actions more than one day prior to the Effective Time of the Merger or prior to the time Parent agrees in writing that all of the conditions to its obligation to close as set forth in Section 7.03 have been satisfied or waived and each of the approvals in Section 7.01(b) have been received, and (b) no such adjustment shall (i) require any filing with any Governmental Authority, (ii) violate any law, rule or regulation applicable to ARB, (iii) otherwise materially disadvantage ARB if the Merger is not consummated or (iv) constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred, or as an admission or acknowledgement by ARB that any such entry or adjustment is appropriate or required or that any financial statement or information previously provided by ARB was incorrect in any respect. 6.19. ARB Stock Options and ARB Restricted Stock. (a) Prior to the Effective Time, ARB shall take commercially reasonable efforts to cause the holders of ARB Stock Options to agree that immediately prior to the Effective Time each ARB Stock Option, whether or not then exercisable, shall be cancelled and only entitle the holder thereof, as soon as reasonably practicable after surrender thereof, to receive an amount in cash, without interest, from ARB equal to the product of (x) the total number of Shares subject to the ARB Stock Option times (y) the excess, if any, of (i) the product of the Parent Average Price times the Exchange Ratio over (ii) the exercise price per Share under such ARB Stock Option less applicable Taxes required to be withheld with respect to such payment. At the Effective Time, each option to purchase a share of ARB Common Stock whether or not then exercisable shall terminate and be of no further effect and any rights thereunder to purchase shares of ARB Common Stock shall also terminate and be of no further force or effect. (b) In addition, if so requested by Parent, at least twenty (20) Business Days prior to the Effective Time and prior to any such payment, ARB shall use its reasonable efforts to obtain a written acknowledgement and waiver (in form and substance reasonably satisfactory to Parent) from each holder of an ARB Stock Option (i) confirming the number of ARB Stock Options held, (ii) confirming that the treatment of such ARB Stock Options pursuant to this Agreement and (iii) containing such other matters as reasonably determined by Parent and shall provide a copy of each such acknowledgement and waiver it has been able to obtain to Parent at least five (5) Business Days prior to the Effective Time.

-52- (c) All shares of ARB Restricted Stock will vest prior to or immediately upon the Effective Time and will be treated as any other outstanding share of ARB Common Stock and shall receive the Merger Consideration. (d) At or prior to the Effective Time, the ARB Board and/or its compensation committee, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Section 6.19(a), (b) and (c). (e) ARB shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of ARB to any Person pursuant to or in settlement of ARB Stock Options after the Effective Time. 6.20. Election to Parent’s and Bank’s Boards of Directors; Section 16 Matters. (a) At the Effective Time, Parent and Bank shall cause two mutually agreed upon ARB directors to be appointed as a director to their respective Boards. Parent shall cause such directors to be nominated for reelection at the first annual shareholder meeting of Parent following the Merger. (b) The Parent Board shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) under the Exchange Act to exempt the conversion of shares of ARB Common Stock into shares of Parent Common Stock pursuant to the terms of this Agreement by officers and directors of ARB who may become an officer or director of Parent subject to the reporting requirements of Section 16(a) of the Exchange Act. In furtherance of the foregoing, prior to the Effective Time, (i) the Parent Board shall adopt resolutions that specify (A) the name of each individual whose acquisition of shares of Parent Common Stock is to be exempted, (B) the number of shares of Parent Common Stock to be acquired by each such individual and (C) that the approval is granted for purposes of exempting the acquisition from Section 16(b) of the Exchange Act under Rule 16b-3(d) of the Exchange Act. Parent shall provide to ARB and its counsel for its review (x) copies of such resolutions to be adopted by Parent Board prior to such adoption and (y) copies of such resolutions as adopted, and ARB shall provide Parent with such information as shall be reasonably necessary for Parent’s Board to set forth the information required in the resolutions of Parent Board. 6.21. Updated ARB Disclosure Schedule. ARB shall update the ARB Disclosure Schedule to the second Business Day prior to the date of the Effective Time and a draft of the updated ARB Disclosure Schedule shall have been delivered to Parent no later than 72 hours prior to the Effective Time of the Merger; such update of the ARB Disclosure Schedule shall not in any way affect the representations and warranties set forth in Section 5.02. 6.22. Closing Financial Statements. At least five Business Days prior to the Effective Time of the Merger, each party shall provide the other party with its financial statements presenting its financial condition of as of the close of business on the last day of the last month ended prior to the Effective Time of the Merger and its results of operations for the period from January 1, 2021 through the close of business on the last day of the last month ended prior to the Effective Time of the Merger (the “Closing Financial Statements”); provided, however, that if

-53- the Effective Time of the Merger occurs on or before the seventh Business Day of the month, the parties shall have provided financial statements as of and through the second month preceding the Effective Time of the Merger. Such financial statements shall consist of a balance sheet and income statement and shall have been prepared in all material respects in accordance with GAAP and regulatory accounting principles and other applicable legal and accounting requirements (excluding footnotes), and reflect all material period-end accruals and other adjustments, subject to the other requirements of this Agreement including the final sentence of this Section 6.22 below. Such financial statements shall be accompanied by a certificate of the parties respective Chief Executive Officer and Chief Financial Officer, dated as of the Effective Time, to the effect that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of he party’s in all material respects. Such Closing Financial Statements shall also reflect accruals for all Professional Fees incurred or expected to be incurred (whether or not doing so is in accordance with GAAP) and shall be accompanied by a certificate of the party’s Chief Executive Officer and Chief Financial Officer, dated as of the Effective Time, to the effect that such financial statements meet the requirements of this Section 6.22. Each party shall also provide a Closing Financial Statement updated as of the Effective Time along with the certification of ARB’s Chief Executive Officer and Chief Financial Officer. 6.23. Nasdaq. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on Nasdaq subject to official notice of issuance, prior to the Effective Time. Prior to the Effective Time, ARB shall cooperate with Parent and use reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws to enable the delisting of the shares of ARB Common Stock concurrent with the Effective Time. 6.24. Transaction Expenses. ARB shall use its reasonable best efforts to cause final bills or estimates of final bills for all Professional Fees to be submitted to ARB by its Advisors at least five Business Days prior to the Effective Time. ARB shall pay, immediately prior to the Effective Time, all unpaid Professional Fees incurred in connection with the Merger and the transactions contemplated by this Agreement and collateral agreements. 6.25. Change in Control Agreements. Parent and Bank shall assume the respective change in control severance pay and related change in control obligations of ARB and AR Bank under the Change in Control Agreements and shall pay such change in control severance pay and related benefits to the other respective parties to the Change in Control Agreements resulting from their termination of employment following the Merger, which payments shall be made in accordance with the terms and conditions of, and at the times specified in, the Change in Control Agreements; provided, however, that the foregoing actions shall be modified to the extent necessary to cause the Employees who are parties to the Change in Control Agreement not to incur any excise or penalty tax or interest charge under the Code because of the payment called for under the Change in Control Agreement.

-54- ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER 7.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or written waiver at or prior to the Effective Time of each of the following conditions: (a) Shareholder Approval. This Agreement shall have been duly approved by holders of not less than a majority of the outstanding shares of ARB Common Stock (“ARB Shareholder Approval”) and of Parent Common Stock (“Parent Shareholder Approval”). (b) Regulatory Approvals. All notices, reports and other filings required to be made prior to the Effective Time by ARB, Parent or their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by ARB, Parent or their respective Subsidiaries from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by ARB or Parent shall have been made or obtained (as the case may be) and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and none of such consents, registrations, approvals, permits and authorizations shall contain any conditions, restrictions or requirements which would reasonably be likely that would reasonably be likely to have a material adverse effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger. (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an “Order”). 7.02. Conditions to Obligation of ARB. The obligation of ARB to consummate the Merger is also subject to the fulfillment or written waiver prior to the Effective Time of each of the following additional conditions: (a) Representations and Warranties. The representations and warranties of Parent and Bank set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and ARB shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Parent and Bank, dated as of the Effective Time, to such effect. For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be true and correct in all material respects, either individually or in the aggregate, and without giving effect to any materiality, material adverse effect or similar qualifications set forth in such representations and warranties, will have or would reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or

-55- materially impair the ability of Parent or Bank to consummate the transactions contemplated by this Agreement. (b) Performance of Obligations of Parent. Parent and Bank shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and ARB shall have received a certificate signed by an executive officer of Parent and Bank, dated as of the Effective Time, to such effect (c) Performance of Obligations of Shareholders. ARB shall have received Parent Shareholder Agreements executed and delivered by each Parent Director as contemplated by Section 6.16, each of which shall remain in full force and effect. The Parent Directors shall have performed in all material respects all obligations required to be performed by them under the Parent Shareholder Agreements. (d) No Material Adverse Effect. Since the date hereof, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or could reasonably be expected to have a Parent Material Adverse Effect. (e) Tax Opinion. ARB shall have received the opinion of Manatt, Phelps & Phillips LLP dated as of the Effective Time, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent and ARB will be a party to that reorganization within the meaning of Section 368(b) of the Code. (f) NASDAQ Listing. The shares of Parent Common Stock to be issued in the Merger shall be approved for quotation on Nasdaq subject to official notice of issuance, prior to the Effective Time. 7.03. Conditions to Obligation of Parent and Bank. The obligation of Parent and Bank to consummate the Merger is also subject to the fulfillment or written waiver by Parent or Bank prior to the Effective Time of each of the following conditions: (a) Representations and Warranties. The representations and warranties of ARB set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Parent shall have received a certificate signed on behalf of ARB by the Chief Executive Officer and Chief Financial Officer of ARB, dated as of the Effective Time, to such effect. For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be true and correct in all material respects, either individually or in the aggregate, and without giving effect to any materiality, material adverse effect or similar qualifications set forth in such representations and warranties, will have or would reasonably be expected to have a ARB Material Adverse Effect or prevent, materially delay or materially impair the ability of ARB to consummate the transactions contemplated by this Agreement.

-56- (b) Performance of Obligations of ARB. ARB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time (including Sections 6.21 and 6.22 hereof), and Parent shall have received a certificate signed on behalf of ARB by the Chief Executive Officer and the Chief Financial Officer of ARB, dated as of the Effective Time, to such effect. (c) Performance of Obligations of Shareholders. Parent shall have received ARB Shareholder Agreements executed and delivered by each ARB Director as contemplated by Section 6.16, each of which shall remain in full force and effect. The ARB Directors shall have performed in all material respects all obligations required to be performed by them under the AR Shareholder Agreements. (d) Stockholders’ Equity and Reserves. As of the last business day of the month reflected in the Closing Financial Statements (the “Stockholders’ Equity Measuring Date”), (i) the Adjusted Stockholders’ Equity of ARB shall not be less than $93.1 million as determined in accordance with GAAP. For purposes of this Section 7.03(d), “Adjusted Stockholders’ Equity” means the equity of ARB as set forth in the Closing Financial Statements, excluding (s) employee payments referred to in Section 6.10(e), (t) any change in the accumulated other comprehensive income of the securities portfolio from the amount reported as of December 31, 2020, (u) any purchase accounting marks, (v) any goodwill impairment recognized since December 31, 2020, (w) all amounts paid or accrued in connection with any actions taken pursuant to Sections 6.07 and 6.18 to the extent that such actions were not necessary to bring ARB into conformity with GAAP or any applicable Law of any Governmental Authority, (x) all fees and expenses of all attorneys, accountants, investment bankers and other advisors and agents for ARB (“Advisors”) for services rendered solely in connection with the transactions contemplated by this Agreement (collectively, “Professional Fees”) paid by ARB prior to the Effective Time, (y) all amounts paid or accrued in connection with any litigation related to the transactions contemplated in this Agreement, including any amounts paid in settlement thereof, and (z) all amounts paid or accrued for the Change in Control Agreements (with the currently estimated expenses for (x), (y) and (z) listed on Schedule 7.03(d)); provided, however, that to the extent that the amounts of the items in (x), (y) and (z) exceed the respective amounts listed on Schedule 7.03(d), such excess shall reduce the Adjusted Stockholders’ Equity on an after tax basis. (e) Tax Opinion. Parent shall have received the opinion of Crowe Horwath LLP dated as of the Effective Time, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent and ARB will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering its opinion, Crowe Horwath LLP, may require and rely upon representations contained in letters from each of Parent and ARB. Parent shall have delivered to ARB a certificate substantially in a form and substance reasonably acceptable to Crowe Horwath LLP, dated as of the Effective Time, signed on behalf of Parent by its Chief Financial Officer. (f) Non-Compete/Non-Solicitation Agreements. Parent shall have received a Non- Compete/Non-Solicitation Agreement executed and delivered by each of the Directors and each of the any officer with a title of EVP or above shall, simultaneously with the execution and

-57- delivery hereof, execute and deliver to Parent a Non-Solicitation Agreement, all as contemplated by Section 6.11, each of which shall remain in full force and effect. (g) Transaction Expenses. Based upon the final bills or estimates of such final bills provided in accordance with Section 6.26, ARB shall have paid all Professional Fees in full prior to the Effective Time, and Parent shall have received written evidence from ARB to such effect prior to the Effective Time. In no event shall Parent or Bank be liable for any such Professional Fees or for any amounts payable to ARB’s Advisors. (h) Directors’ Resignations. Parent shall have received the written resignation of each director of ARB (in such director’s capacity as a director of ARB), effective as of the Effective Time. (i) No Material Adverse Effect. Since the date hereof, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or could reasonably be expected to have a ARB Material Adverse Effect. ARTICLE VIII TERMINATION 8.01. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the shareholder approval referred to in Section 7.01(a), by the mutual written consent of Parent and ARB by action of their respective boards of directors. 8.02. Termination by Either Party. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the shareholder approvals referred to in Section 7.01(a), by action of the board of directors of Parent or ARB, in the event: (a) The Merger is not consummated by December 31, 2021, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.02(a) or (ii) any of the directors or executive officers of such party, which action or inaction is in violation of its obligations under this Agreement or, in the case of the directors of ARB or Parent, obligations under their respective Shareholder Agreement. (b) (i) The approval of any Governmental Authority required for consummation of the Merger or the other transactions contemplated by this Agreement shall have been denied by final and nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the invitation, request or suggestion of a Governmental Authority or (ii) the ARB Shareholder Approval referred to in Section 7.01(a) herein is not obtained at the ARB Meeting or the Parent Shareholder Approval referred to in Section 7.01(a) herein is not obtained at the Parent Meeting

-58- 8.03. Termination by ARB. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the shareholder approvals referred to in Section 7.01(a), by action of the ARB Board if: (a) (i) ARB is not in material breach of any of the terms of this Agreement, (ii) the ARB Board authorizes ARB, subject to complying with the terms of this Agreement, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and ARB notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Parent does not make, within five (5) Business Days of receipt of ARB’s written notification of its intention to enter into an Alternative Acquisition Agreement, a written offer that the ARB Board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of ARB as the Superior Proposal and (iv) ARB prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.05(b). ARB agrees (x) that it will not enter into the binding agreement referred to in clause (ii) above until at least the sixth Business Day after it has provided the notice to Parent required thereby, (y) to notify Parent promptly if its intention to enter into the written agreement referred to in its notification shall change at any time after giving such notification and (z) during such five (5) Business Day period, to negotiate in good faith with Parent with respect to any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent in response to a Superior Proposal, if any. (b) There has been a breach of any representation, warranty, covenant or agreement made by Parent in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Sections 7.02(a) or 7.02(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by ARB to Parent. (c) There is a material breach by one or more Parent Directors of any of the representations or warranties or any of the covenants or obligations contained in such person’s Parent Shareholders Agreement, including a breach of the obligation to vote such person’s Parent Shares in favor of the adoption of this Agreement, if such breach has resulted in the failure of this Agreement to be adopted by the shareholders of Parent and cannot be or has not been cured within thirty (30) days after the giving of written notice thereof to the breaching directors. 8.04. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the shareholder approvals referred to in Section 7.01(a), by action of the Parent Board, in the event that: (a) There has been a breach of any representation, warranty, covenant or agreement made by ARB in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Sections 7.03(a) or 7.03(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to ARB. (b) There is a material breach by one or more ARB Directors the representations or warranties or any of the covenants or obligations contained in such person’s AR Shareholders

-59- Agreement, including a breach of the obligation to vote such person’s ARB Shares in favor of the adoption of this Agreement, if such breach has resulted in the failure of this Agreement to be adopted by the shareholders of ARB and cannot be or has not been cured within thirty (30) days after the giving of written notice thereof to the breaching directors. (c) At any time prior to the ARB Shareholder Approval, ARB shall have breached in any material respect Section 6.06; the ARB Board shall have effected a Change of Recommendation; at any time after the end of fifteen (15) Business Days following receipt of an Acquisition Proposal, the ARB Board shall have failed to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within five (5) Business Days) after receipt of any written request to do so from Parent; or a tender offer or exchange offer for outstanding shares of ARB Common Stock shall have been publicly disclosed (other than by Parent or an Affiliate) and the ARB Board recommends that the shareholders of ARB tender their shares in such tender or exchange offer or, within ten (10) Business Days after the commencement of such tender or exchange offer, the ARB Board fails to recommend unequivocally against acceptance of such offer. 8.05. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability or further obligation of any kind on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives), except (i) as provided in Section 9.01 and (ii) that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement. (b) (i) ARB shall immediately pay or cause to be paid a termination fee, representing liquidated damages, of $5,380,000 (the “Termination Fee”) to Parent payable by wire transfer of immediately available funds to an account specified by Parent in the event of any of the following: (1) in the event that (A) an Acquisition Proposal shall have been made to ARB or its shareholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to ARB and (B) thereafter this Agreement is terminated by either Parent or ARB pursuant to (x) Section 8.02(a) for failure of the Merger to be consummated by the date specified therein and such failure is the result of the knowing action or inaction of ARB or (y) Section 8.02(b)(ii) (solely as a result of the failure to receive the ARB Shareholder Approval) and (C) within twelve (12) months of the termination of this Agreement, ARB consummates an Acquisition Proposal, provided, that for purposes of this Section 8.05(b)(i)(1), the references to “10%” in the definition of “Acquisition Proposal” shall instead refer to “50%;

-60- (2) this Agreement is terminated by ARB pursuant to Section 8.03(a); or (3) this Agreement is terminated by Parent pursuant to Section 8.04(c). (ii) Any Termination Fee required by this Section 8.05(b) shall be paid promptly, but in no event later than two Business Days after the date of termination; provided that with respect to clause (2) of Section 8.05 (b)(i), the Termination Fee shall be paid by ARB prior to termination of this Agreement; and provided further that with respect to clause (1) of Section 8.05(b)(i), the Termination Fee shall be paid prior to ARB’s entering into an Alternative Acquisition Agreement or consummating, approving or recommending an Acquisition Proposal or within two Business Days following notice from Parent if ARB shall have failed to oppose such Acquisition Proposal. (iii) Notwithstanding anything else to the contrary in this Agreement, such Termination Fee shall upon payment thereof be the sole remedy for Parent with respect to any breach of any covenant or agreement giving rise to such payment, subject to Section 8.05(c). (c) Each of ARB and Parent acknowledges that the agreement contained in paragraph (b) above are an integral part of the transactions contemplated by this Agreement, and that without such agreement Parent would not have entered into this Agreement, and that such amounts do not constitute a penalty. If ARB fails to promptly pay Parent any amounts due under paragraph (b) above within the time period specified therein, ARB shall pay all costs and expenses (including attorneys’ fees) incurred by Parent from the date such amounts were required to be paid in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the publicly announced prime rate of interest printed in The Wall Street Journal on the date such payment was required to be made. ARTICLE IX MISCELLANEOUS 9.01. Survival. This Article IX and the agreements of ARB and Parent contained in Sections 6.05, 6.09, 6.10 and 6.20 shall survive the consummation of the Merger. This Article IX, the agreements of ARB and Parent contained in Sections 6.05(e) and 8.05 shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement. 9.02. Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived in whole or in part by the party benefited by the provision or by both parties or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the ARB Meeting, this Agreement may not be amended if it would reduce the aggregate value of the

-61- consideration to be received by the ARB shareholders in the Merger without any subsequent approval by such shareholders or be in violation of applicable Law. 9.03. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. 9.04. Governing Law and Venue. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of California, without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of California and the federal courts of the United States of America located in the Northern District of the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such California state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.06 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. 9.05. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense. 9.06. Notices. All notices, requests, instructions and other communications to be given hereunder by any party to the other shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail, postage prepaid (return receipt requested), to such party at its address set forth below or such other address as such party may specify by notice to the other party. If to ARB to: American River Bankshares 3100 Zinfandel Drive Rancho Cordova, California 95670 Attention: David E. Ritchie, Jr. Telephone: (916) 231-6701 Facsimile: (916) 854-4618 Email: dritchie@americanriverbank.com

-62- With a copy to: Manatt, Phelps & Phillips, LLP 2049 Century Park East Suite 1700 Los Angeles, California 90067 Attention: Gordon Bava and Craig Miller Telephone: (310) 312-4205 Facsimile: (310) 914-5772 Emails: gbava@manatt.com; cmiller@manatt.com If to Parent or Bank to: Bank of Marin Bancorp 504 Redwood Blvd., Suite 100 Novato, California 94947 Attention: Russell A. Colombo Telephone: (415) 763-4521 Facsimile: (415) 884-9153 Email: RussColombo@bankofmarin.com With a copy to: Stuart|Moore|Staub 641 Higuera Street San Luis Obispo, California 93401 Attention: Kenneth E. Moore Telephone: (805) 545-8590 Facsimile: (805) 545-8599 Email: ken@stuartmoorelaw.com 9.07. Entire Understanding; No Third Party Beneficiaries. This Agreement (including the ARB Disclosure Schedule and Parent Disclosure Schedule attached hereto and incorporated herein), the AR Shareholder Agreements, the Parent Shareholder Agreements, the Non- Solicitation Agreements and the Confidentiality Agreement constitute the entire agreement of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their officers, directors, agents, employees or representatives, with respect to the subject matter hereof. Except for Section 6.09, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement. 9.08. Effect. No provision of this Agreement shall be construed to require ARB or Parent or any Affiliates or directors of any of them to take any action or omit to take any action which action or omission would violate applicable Law (whether statutory or common law), rule or regulation.

-63- 9.09. Severability. Except to the extent that application of this Section 9.09 would have an ARB Material Adverse Effect or Parent Material Adverse Effect, as the case may be, or would prevent, materially delay or materially impair the ability of ARB or Parent to consummate the transactions contemplated by this Agreement, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable. 9.10. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or in California , this being in addition to any other remedy to which they are entitled at law or in equity. 9.11. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. 9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise. 9.13. Change of Method. Parent may at any time change the method of effecting the Merger if and to the extent requested by Parent, and ARB agrees to enter into such amendments to this Agreement as Parent may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall (i) alter or change the amount or kind of the consideration provided for in this Agreement, (ii) adversely affect the tax treatment of the Merger with respect to ARB's shareholders or (iii) be reasonably likely to cause the closing to be materially delayed or the receipt of the Regulatory Approvals to be prevented or materially delayed. 9.14. Confidential Supervisory Information. No disclosure, representation or warranty shall be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. §261.2(b) and as identified in 12 C.F.R. § 4.32(b)) of a Governmental Authority by any party hereto to the extent prohibited by applicable law, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

-64- 9.15. Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

EXHIBIT A-1 Form of AR Shareholder Agreement

EXHIBIT A-1 SHAREHOLDER AGREEMENT SHAREHOLDER AGREEMENT (the “Agreement”), dated as of April 16, 2021, among __________________, a shareholder (“Shareholder”) of American River Bankshares, a California corporation (“ARB”), and Bank of Marin Bancorp, a California corporation (“Parent”) and, solely for purposes of the last sentence of Section 8 hereof, ARB. All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below). WHEREAS, ARB and Parent are entering into an Agreement to Merge and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which ARB will merge with and into Parent, and immediately thereafter ARB’s wholly owned banking subsidiary, American River Bank, will merge with and into Parent’s wholly owned banking subsidiary, Bank of Marin, on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, outstanding shares of ARB Common Stock will be converted into shares of Parent Common Stock in the manner set forth therein; and WHEREAS, Shareholder is the record and beneficial owner of the number of shares of ARB Common Stock identified on Exhibit I hereto (together with all shares of ARB Common Stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by Shareholder during the term of this Agreement, whether upon the exercise of options or otherwise after the date hereof being referred to as the “Shares”); WHEREAS, the Board of Directors of ARB has (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the ARB shareholders, (ii) approved the Merger Agreement, and (iii) resolved to recommend that the ARB shareholders adopt the Merger Agreement and WHEREAS, as a condition and inducement to Parent to enter into the Merger Agreement, Shareholder, solely in such Shareholder’s capacity as a shareholder of ARB and not in any other capacity, has agreed to enter into and perform this Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows: 1. Agreement to Vote Shares. Subject to the terms and conditions of this Agreement, Shareholder agrees while this Agreement is in effect, that at any meeting of the shareholders of ARB, or in connection with any written consent of the shareholders of ARB, Shareholder shall:

(a) appear at each such meeting, in person or by proxy, or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and (b) unless the ARB Board has terminated the Merger Agreement in accordance with its terms, vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby; (y) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of ARB contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or would reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the performance by Shareholder of his, her or its obligations under this Agreement. 2. Transfer of Shares. (a) Prohibition on Transfers of Shares; Other Actions. Shareholder hereby agrees that while this Agreement is in effect, Shareholder shall not, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Shareholder’s power, authority and ability to comply with and perform his, her or its covenants and obligations under this Agreement, provided however, that this Agreement shall not prohibit the Shareholder from transferring and delivering any of the Shares to ARB to effect the exercise of an option to purchase ARB Common Stock. (b) Transfer of Voting Rights. Shareholder hereby agrees that Shareholder shall not deposit any Shares in a voting trust, grant any proxy (other than a proxy solicited by ARB’s board of directors) or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares. 3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Parent as follows: (a) Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b) Binding Agreement. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. (c) Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder. (d) Ownership. Shareholder’s Shares are, and through the term of this Agreement will be, owned beneficially and of record solely by Shareholder, except as otherwise disclosed on Exhibit I hereto. Shareholder has good and indefeasible title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance, except as otherwise disclosed on Exhibit I hereto. As of the date hereof, the Shares identified on Exhibit I hereto constitute all of the shares of ARB Common Stock owned beneficially or of record by Shareholder. Shareholder has and will have at all times during the term of this Agreement (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by Shareholder on the date of this Agreement and all of the Shares hereafter acquired by Shareholder and owned beneficially or of record by him, her or it during the term of this Agreement. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). (e) Consents and Approvals. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority. (f) Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of his, her or its affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. 4. No Solicitation. Shareholder hereby agrees that during the term of this Agreement he, she or it shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it to, directly or indirectly, (a) take any of the actions specified in the first sentence of Section 6.06 of the Merger Agreement, (b) agree to release, or release, any Person from any obligation under any existing standstill agreement or arrangement relating to ARB, or (c) participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of ARB Common Stock in connection with any vote or other action on any matter of a type described in Section 1(b), other than to recommend that shareholders of ARB vote in favor of the adoption and approval of the Merger Agreement and the Merger and as otherwise expressly permitted by this Agreement. Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Parent and its subsidiary bank with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 4. Nothing contained in this Section 4 shall prevent a Shareholder (i) who is an officer or a member of the ARB Board from engaging in one or more of the permitted activities described in clauses (A)—(D) of the second sentence of Section 6.06 of the Merger Agreement or otherwise discharging his or her fiduciary duties solely in his or her capacity as such an officer or director or (ii) who is a trustee, personal representative or other fiduciary, to act or fail to act in accordance with his or her duties in such fiduciary capacity. 5. Notice of Acquisitions. Shareholder hereby agrees to notify Parent promptly (and in any event within two (2) Business Days) in writing of the number of any additional shares of ARB Common Stock or other securities of ARB of which Shareholder acquires beneficial or record ownership on or after the date hereof. 6. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent may have an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent’s seeking or obtaining such equitable relief. 7. Term of Agreement; Termination. (a) The term of this Agreement shall commence on the date hereof.

(b) This Agreement shall terminate upon the earlier to occur of (i) the date, if any, of termination of the Merger Agreement in accordance with its terms, or (ii) the Effective Time of the Merger. Upon such termination, except as described above, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination. 8. Stop Transfer Order. In furtherance of this Agreement, Shareholder hereby authorizes and instructs ARB to enter a stop transfer order with respect to all of Shareholder’s Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 7. ARB agrees that it shall comply with such stop transfer instructions. 9. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. 10. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): If to Parent to: Bank of Marin Bancorp 504 Redwood Blvd., Suite 100, Novato, California 94947 Attention: Russell A. Colombo Fax: (415) 884-9153 With a copy to: Stuart | Moore | Staub 641 Higuera Street, Suite 302 San Luis Obispo, California 93401 Attention: Kenneth E. Moore, Esq. Fax: (805) 545-8599 If to Shareholder to the address set forth below Shareholder’s signature, with a copy to:

A-6 Manatt, Phelps & Phillips, LLP 2049 Century Park East Suite 1700 Los Angeles, California 90067 Attention: Gordon Bava and Craig Miller. Fax: (310) 914-5772 If to ARB to: American River Bankshares 3100 Zinfandel Drive., Suite 450 Rancho Cordova, California 95670 Attention: David E. Ritchie, Jr. Fax: (916) 854-4618 With a copy to: Manatt, Phelps & Phillips, LLP 2049 Century Park East Suite 1700 Los Angeles, California 90067 Attention: Gordon Bava, Esq. Fax: (310) 914-5772 11. Miscellaneous. (a) Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected. (b) Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of ARB, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of ARB or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director, officer or employee of ARB. (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(d) Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom. (e) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby. (f) Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. (g) Regulatory Compliance. Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions. 12. Attorney’s Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all reasonable fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel. [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above. American River Bankshares By: Name: David E. Ritchie, Jr. Title: President and Chief Executive Officer Bank of Marin Bancorp By: Name: Russell A. Colombo Title: President and Chief Executive Officer Shareholder ________________________________ (Signature) Address: _________________________________ _________________________________ _________________________________

EXHIBIT I SHAREHOLDER AGREEMENT Name of Shareholder Shares of ARB Common Stock Beneficially Owned

EXHIBIT A-2 Form of Parent Shareholder Agreement

A-1 EXHIBIT A-2 PARENT SHAREHOLDER AGREEMENT SHAREHOLDER AGREEMENT (the “Agreement”), dated as of April 16, 2021, among __________________, a shareholder (“Shareholder”) of Bank of Marin Bancorp, a California corporation (“Parent”), and American River Bankshares, a California corporation (“ARB”). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below). WHEREAS, ARB and Parent are entering into an Agreement to Merge and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which ARB will merge with and into Parent, and immediately thereafter ARB’s wholly owned banking subsidiary, American River Bank, will merge with and into Parent’s wholly owned banking subsidiary, Bank of Marin, on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, outstanding shares of ARB Common Stock will be converted into shares of Parent Common Stock in the manner set forth therein; and WHEREAS, Shareholder is the record and beneficial owner of the number of shares of Parent Common Stock identified on Exhibit I hereto (together with all shares of Parent Common Stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by Shareholder during the term of this Agreement, whether upon the exercise of options or otherwise after the date hereof being referred to as the “Shares”); WHEREAS, the Board of Directors of Parent has (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Parent shareholders, (ii) approved the Merger Agreement, and (iii) resolved to recommend that the Parent shareholders adopt the Merger Agreement and WHEREAS, as a condition and inducement to ARB to enter into the Merger Agreement, Shareholder, solely in such Shareholder’s capacity as a shareholder of Parent and not in any other capacity, has agreed to enter into and perform this Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows: 1. Agreement to Vote Shares. Subject to the terms and conditions of this Agreement, Shareholder agrees while this Agreement is in effect, that at any meeting of the shareholders of Parent, or in connection with any written consent of the shareholders of Parent, Shareholder shall: (a) appear at each such meeting, in person or by proxy, or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

A-2 (b) unless the Merger Agreement has been terminated in accordance with its terms prior to receipt of the Parent Shareholder Approval, vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby; and (y) against any action or agreement that is not recommended by the Parent Board and would reasonably be expected to: (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement, (B) result in any conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. 2. Transfer of Shares. (a) Prohibition on Transfers of Shares; Other Actions. Shareholder agrees that while this Agreement is in effect, Shareholder shall not, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Shareholder’s power, authority and ability to comply with and perform his, her or its covenants and obligations under this Agreement, provided however, that this Agreement shall not prohibit the Shareholder from transferring and delivering any of the Shares to Parent to effect the exercise of an option to purchase Parent Common Stock. (b) Transfer of Voting Rights. Shareholder agrees that Shareholder shall not deposit any Shares in a voting trust, grant any proxy (other than a proxy solicited by Parent’s board of directors) or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares. 3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with ARB as follows: (a) Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement. (b) Binding Agreement. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and

A-3 similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. (c) Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder. (d) Ownership. Shareholder’s Shares are, and through the term of this Agreement will be, owned beneficially and of record solely by Shareholder, except as otherwise disclosed on Exhibit I hereto. Shareholder has good and indefeasible title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance, except as otherwise disclosed on Exhibit I hereto. As of the date hereof, the Shares identified on Exhibit I hereto constitute all of the shares of Parent Common Stock owned beneficially or of record by Shareholder. Shareholder has and will have at all times during the term of this Agreement (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by Shareholder on the date of this Agreement and all of the Shares hereafter acquired by Shareholder and owned beneficially or of record by him, her or it during the term of this Agreement. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). (e) Consents and Approvals. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority. (f) Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of his, her or its affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Shareholder to perform his, her

A-4 or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. 4. Notice of Acquisitions. Shareholder hereby agrees to notify ARB promptly (and in any event within two (2) Business Days) in writing of the number of any additional shares of Parent Common Stock or other securities of Parent of which Shareholder acquires beneficial or record ownership on or after the date hereof. 5. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to ARB if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, ARB will not have an adequate remedy at law. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that ARB may have an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with ARB’s seeking or obtaining such equitable relief. 6. Term of Agreement; Termination. (a) The term of this Agreement shall commence on the date hereof. (b) This Agreement shall terminate upon the earlier to occur of (i) the date, if any, of termination of the Merger Agreement in accordance with its terms, or (ii) the Effective Time of the Merger. Upon such termination, except as described above, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination. 7. Stop Transfer Order. In furtherance of this Agreement, Shareholder hereby authorizes and instructs Parent to enter a stop transfer order with respect to all of Shareholder’s Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 8. Parent agrees that it shall comply with such stop transfer instructions. 8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. 9. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

A-5 If to Shareholder or Parent to: Bank of Marin Bancorp 504 Redwood Blvd., Suite 100, Novato, California 94947 Attention: Russell A. Colombo Fax: (415) 884-9153 With a copy to: Stuart | Moore | Staub 641 Higuera Street, Suite 302 San Luis Obispo, California 93401 Attention: Kenneth E. Moore, Esq. Fax: (805) 545-8599 If to ARB to: American River Bankshares 3100 Zinfandel Drive., Suite 450 Rancho Cordova, California 95670 Attention: David E. Ritchie, Jr. With a copy to: Manatt, Phelps & Phillips, LLP 2049 Century Park East Suite 1700 Los Angeles, California 90067 Attention: Gordon Bava and Craig Miller Fax: (310) 914-5772 10. Miscellaneous. (a) Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected. (b) Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of Parent, and no covenant contained herein shall

A-6 apply to Shareholder in his or her capacity as a director, officer or employee of Parent or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director, officer or employee of Parent. (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. (d) Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom. (e) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby. (f) Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. (g) Regulatory Compliance. Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions. 11. Attorney’s Fees. The prevailing party or parties in any litigation, arbitration, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all reasonable fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel. [Signature page follows]

A-7 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above. American River Bankshares By: Name: David E. Ritchie, Jr. Title: President and Chief Executive Officer Bank of Marin Bancorp By: Name: Russell A. Colombo Title: President and Chief Executive Officer Shareholder ________________________________ (Signature) Address: _________________________________ _________________________________ _________________________________

A-8 EXHIBIT I PARENT SHAREHOLDER AGREEMENT Name of Shareholder Shares of Parent Common Stock Beneficially Owned

EXHIBIT B-1 Form of Non-Compete/Non-Solicitation Agreement

EXHIBIT B-1 NON-COMPETE/NON-SOLICITATION AGREEMENT Dated as of April 16, 2021 Between Bank of Marin Bancorp and [*]

This NON-COMPETE/NON-SOLICITATION AGREEMENT (this “Agreement”) is dated as of April 16, 2021, by and between __________ (“Director”) and Bank of Marin Bancorp (“Parent”), a California corporation and a bank holding company for its wholly owned subsidiary Bank of Marin (“Bank”). RECITALS WHEREAS, Director is a director and a shareholder of American River Bankshares (“ARB”), a California corporation and a bank holding company for its wholly owned subsidiary American River Bank (“AR Bank”); WHEREAS, Parent and ARB have proposed to enter into an Agreement to Merge and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), by and among Parent and ARB, pursuant to which (i) ARB will be merged with and into Parent, and, in connection therewith, outstanding shares of ARB’s Common Stock will be converted into shares of Parent Common Stock, and immediately thereafter, AR Bank will be merged with and into Bank (such time being the “Effective Time”) (ii) Director will receive the Merger Consideration of Parent Common Stock as set forth in the Merger Agreement in exchange for all of Director’s shares of capital stock in ARB; and WHEREAS, in order to induce Parent to enter into the Merger Agreement and to minimize the risk that Parent will lose the benefit of the goodwill and other assets being acquired by them, and to protect the trade secrets and other confidential and proprietary information of ARB known to Director and being acquired by Parent, Director has agreed to restrict his or her activities in accordance with the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows: 1. Covenants. (a) No Solicitation. Director agrees that for a two (2) year period following the Effective Time (the last day of such two (2) year period being referred to as the “Termination Date”), Director shall not, in any manner, directly or indirectly (without the prior written consent of the Parent): (i) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with ARB, AR Bank or their affiliates, (ii) transact business with any Client that would cause Director to be a Competitive Enterprise in the Restricted Territory, (iii) interfere with or damage any relationship between ARB, AR Bank or their affiliates and a Client, (iv) make or affirm to any Person or Client, including but not limited to competitors and Clients of ARB or AR Bank (whether in or out of the Restricted Territory), any statement that disparages ARB or AR Bank, or which reflects negatively upon ARB or AR Bank or their affiliates, including but not limited to statements regarding its financial condition, products or services, or officers, directors, or employees or (v) Solicit anyone who is then an employee of ARB or AR Bank or their affiliates (or who was an employee of ARB, AR Bank, or their affiliates within the six (6) months preceding such Solicitation) to resign from ARB, AR Bank or their affiliates or to apply for or accept employment with any other Person; provided, however, that nothing contained in this Section 1(a) is intended to prohibit general advertising or Solicitation not directed at the current or prospective Clients or employees of ARB, AR Bank or their affiliates. For purposes of this Section 1, “ARB” means ARB and “AR Bank” means AR Bank prior to the Effective Time and Parent and Bank, respectively, at and following the Effective Time, and “Person” means any individual, bank, corporation (including not-for-profit), joint-stock company, general or limited partnership, limited liability company, joint venture, estate, business trust, trust, association, organization or other entity of any kind or nature. For purposes of this Agreement, “Competitive Enterprise” shall mean any activity customarily associated with commercial banking or commercial lending or the operation of an institution the deposits of which are insured by the Federal Deposit Insurance Corporation, and the “Restricted Territory” shall mean the geographic area consisting of the California counties of Alameda, Amador, Contra Costa, Marin, Napa , Sacramento, San Francisco and Sonoma. For purposes of this Agreement, a “Client” means any client of ARB, AR Bank or their affiliates who was a client of ARB, AR Bank or their affiliates as of the later of the Effective Time and the date that Director’s services on ARB’s Board of Directors following the Effective Time ceases (such later date, the “Determination Date”) or any prospective client of ARB, AR Bank or their affiliates who was solicited by Director by or on behalf of ARB or AR Bank within the twelve months prior to the Determination Date, and “Solicit” or “Solicitation” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any Person to take or refrain from taking any action. Notwithstanding the foregoing, nothing contained in this subparagraph (a) is intended to restrict or prohibit Director from becoming an officer, director or employee of a Competitive Enterprise or the conduct of such Competitive Enterprise in the usual and ordinary course of it’s business so long as Director does not violate the provisions of clauses (i) – (iv) hereof. (b) Confidentiality. Director hereby acknowledges that, as a director of ARB, he or she makes use of, acquires and adds to Confidential Information of a special and unique nature and value relating to ARB and its affiliate’s strategic plans, operations, financial condition and performance, and such Confidential Information are trade secrets of ARB and/or AR Bank. Director further recognizes and acknowledges that all Confidential Information is the exclusive property of ARB, is material and confidential, and is critical to the successful conduct of the business of ARB and its affiliates. Director agrees to undertake the following obligations which Director acknowledges to be reasonably designed to protect ARB’s legitimate business interests without unnecessarily or unreasonably restricting Director’s ability to pursue a livelihood after his or her relationship with ARB has terminated. Accordingly, Director hereby covenants and agrees that from the date hereof until the earlier of the termination of the Merger Agreement in accordance with its terms prior to the Effective Time and the Termination Date, whether or not he or she remains a director of ARB at any time during such period, Director will use Confidential Information for the benefit of ARB only and shall not at any time (without the prior written consent of Parent), directly or indirectly, divulge, reveal or communicate any Confidential Information to any Person, or use any Confidential Information for his or her own benefit or for the benefit of any other Person. The above time limitation is not intended to modify Director’s duties under law to refrain from divulging or revealing any information which is protected under state and federal laws and regulations, including but not limited to information regarding AR Bank’s customers, consumers and employees, or Director’s duty hereunder not to any time, directly or indirectly, divulge, reveal or communicate to any Person any Confidential Information with respect to which ARB or AR Bank has confidentiality obligations to a third party by contract or otherwise. In the event of a dispute regarding liability for divulging information which is protected under state and federal laws and regulations, the burden will be on Director to prove such information was not divulged in violation of the relevant laws or regulations. For purposes of this Agreement,

“Confidential Information” means any proprietary or confidential information of ARB or its affiliates, whether or not labeled confidential, including, but not limited to, information (whether in written, oral, electronic or graphic form) concerning ARB’s or its affiliate’s businesses, transactions, contracts, operations, products, services, costs and prices, lists of actual or prospective Clients (including knowledge of their financial condition and their financial needs), suppliers, strategies, development and expansion plans, financial condition and performance, financial data, marketing plans, budgets, personnel, relationships with regulatory and self-regulatory bodies, policies, plans, procedures and other non-public matters. Confidential Information shall not, however, include information that (i) is or becomes generally available to the public other than as a result of disclosure by Director in violation of this subparagraph (b), or (ii) is or has become available to Director on a non-confidential basis from a source other than ARB, Parent or any of their respective subsidiaries or any other person who Director knows, or has reason to know, is bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation to either ARB or Parent or any of their respective subsidiaries. Upon termination of Director’s relationship with ARB, Director shall immediately return to ARB any and all Confidential Information in his or her possession or under his or her control, including, without limitation, all records, files, reports, manuals, drawings, designs, computer files in any media, analyses, summaries, notes or other documents or work papers (and all copies, summaries and abstracts thereof) containing or based upon any Confidential Information, whether prepared by ARB or any other Person. (c) Legally Required Disclosure. If Director is requested or required by any tribunal or government agency (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process), to disclose any Confidential Information that would violate the other provisions of this Agreement, Director shall provide Parent with written notice of any such request or requirement within 5 business days and shall provide, at Parent’s expense, such reasonable cooperation as Parent may request so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement as it would apply to such requested or required disclosure. If, in the absence of a protective order or other remedy or the receipt of a written waiver from Parent, Director is nonetheless legally compelled to disclose Confidential Information to any tribunal or government agency, Director may, without liability hereunder, disclose to such tribunal or government agency only that portion of Confidential Information which is legally required to be disclosed; provided that Director exercises his or her reasonable efforts to preserve the confidentiality of such Confidential Information, including, without limitation, by reasonably cooperating with Parent, at Parent’s expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such Confidential Information by such tribunal or government agency. (d) Separate Covenants. The terms and provisions of the covenants contained in this Section 1 above are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, the validity or the enforceability of any other provision of this Agreement shall not thereby be affected. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) contained in the preceding paragraphs of this Section 1, then such unenforceable covenants (or any such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.

(e) Reformation. Each party hereto acknowledges that the potential restrictions on Director’s future activities imposed by the covenants in this Section 1 are reasonable in both duration and geographic scope and in all other respects. In the event that the provisions of this Section 1 should ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations or scope, as the case may be, permitted by applicable law, and each party agrees that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction. (f) Specific Performance. Director acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Section 1 and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that Parent shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain Director from violating any of such provisions of this Agreement. In connection with any action or proceeding for such equitable or injunctive relief, Director hereby waives any claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each such provision of this Section 1 specifically enforced against Director, without the necessity of posting bond or other security against Director, and consents to the entry of equitable or injunctive relief against Director enjoining or restraining any breach or threatened breach of any of the provisions of this Section 1. 2. Miscellaneous. (a) Amendment; Waiver. This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature. (b) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. (c) Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of California, without regard to the conflict of law principles thereof. (d) Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California in the County of Marin or of the United States of America for the Northern District of California and, by execution and delivery of this Agreement, each of Director and Parent hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Director and Parent irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in Section 2(f) below, such service to become effective thirty (30) days after such delivery.

(e) Attorney’s Fees. The prevailing party in any litigation, arbitration, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) such Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel. (f) Notices. All notices, requests, instructions and other communications to be given hereunder by any party to the other shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail, postage prepaid (return receipt requested), to such party at its address set forth below or such other address as such party may specify to the other party by notice provided in accordance with this Section 2(f). if to Parent, to: Bank of Marin Bancorp 504 Redwood Blvd., Suite 100 Novato, California 94947 Telephone: (415) 763-4520 Facsimile: (415) 884-9153 Attention: Russell A. Colombo if to Director, to the address set forth below his or her signature. (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof. (h) Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than parties hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement. (i) Assignment. This Agreement shall not be assignable by law or otherwise without the prior written consent of the other party hereto; provided, however, that Parent may assign any of its rights and obligations hereunder to any of its affiliates or to any other entity which may acquire all or substantially all of the assets, shares or business of Parent or any of its subsidiaries or any entity with or into which Parent or any of its subsidiaries may be consolidated or merged. (j) Compliance. Parent’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right that Parent may have hereunder shall not be deemed to be waiver of such provision or right or any other provision or right of this Agreement. (k) Advice of Counsel. DIRECTOR ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, DIRECTOR HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND DIRECTOR HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF. (l) Captions. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. (m) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. 3. Term of Agreement; Termination. This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. BANK OF MARIN BANCORP By: _____________________________ Name: Russell A. Colombo Title: President and Chief Executive Officer ________________________________ Name: Address (for notice): _________________________________ _________________________________ _________________________________

EXHIBIT B-2 Form of Non-Solicitation Agreement

NON-SOLICITATION AGREEMENT Dated as of April 16, 2021 Between Bank of Marin Bancorp and [*]

This NON-SOLICITATION AGREEMENT (this “Agreement”) is dated as of April 16, 2021, by and between _____________ (“Executive”) and Bank of Marin Bancorp (“Parent”), a California corporation and a bank holding company for its wholly owned subsidiary Bank of Marin (“Bank”). RECITALS WHEREAS, Executive is the _______________ and ______________ of American River Bank (“AR Bank”), the wholly owned subsidiary of American River Bankshares (“ARB”), a California corporation, and a shareholder of ARB; WHEREAS, Parent and ARB have proposed to enter into an Agreement to Merge and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), by and among Parent and ARB, pursuant to which (i) ARB will be merged with and into Parent, and, in connection therewith, outstanding shares of ARB’s Common Stock will be converted into shares of Parent Common Stock, and immediately thereafter, AR Bank will be merged with and into Bank (such time being the “Effective Time”) and (ii) Executive will receive the Merger Consideration of Parent Common Stock as set forth in the Merger Agreement in exchange for all of Executive’s shares of capital stock in the ARB [and will receive certain change in control benefits under Executive’s employment agreement with AR Bank]; and WHEREAS, in order to induce Parent to enter into the Merger Agreement and to minimize the risk that Parent will lose the benefit of the goodwill and other assets being acquired by them, and to protect the trade secrets and other confidential and proprietary information of ARB and/or AR Bank known to Executive and being acquired by Parent, Executive has agreed to restrict his or her activities in accordance with the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows: 1. Covenants. (a) No Solicitation. Executive agrees that for an eighteen (18) month period following the Effective Time (the last day of such eighteen (18) month period being referred to as the “Termination Date”), Executive shall not, in any manner, directly or indirectly (without the prior written consent of the Parent): (i) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with ARB, AR Bank or their affiliates, (ii) interfere with or damage any relationship between ARB, AR Bank or their affiliates and a Client, (iii) make or affirm to any Person or Client, including but not limited to competitors and Clients of ARB or AR Bank any statement that disparages ARB or AR Bank, or which reflects negatively upon ARB, AR Bank or their affiliates, including but not limited to statements regarding its financial condition, products or services, or officers, directors, or employees or (iv) Solicit anyone who is then an employee of ARB, AR Bank or their affiliates (or who was an employee of ARB, AR Bank or their affiliates within the six (6) months preceding such Solicitation) to resign from ARB, AR Bank or their affiliates or to apply for or accept employment with any other Person;

provided, however, that nothing contained in this Section 1(a) is intended to prohibit general advertising or Solicitation not directed at the current or prospective Clients or employees of ARB, AR Bank or their affiliates. For purposes of this Section 1, “ARB” means ARB and “AR Bank” means AR Bank prior to the Effective Time and Parent and Bank, respectively, at and following the Effective Time, and “Person” means any individual, bank, corporation (including not-for-profit), joint-stock company, general or limited partnership, limited liability company, joint venture, estate, business trust, trust, association, organization or other entity of any kind or nature. For purposes of this Agreement, “Competitive Enterprise” shall mean any activity customarily associated with commercial banking or commercial lending or the operation of an institution the deposits of which are insured by the Federal Deposit Insurance Corporation. For purposes of this Agreement, a “Client” means any client of ARB, AR Bank or their affiliates who was a client of ARB, AR Bank or their affiliates as of the later of the Effective Time and the date that Executive’s services as an employee of ARB or AR Bank following the Effective Time ceases (such later date, the “Determination Date”) or any prospective client of ARB, AR Bank or their affiliates who was solicited by Executive by or on behalf of ARB or AR Bank within the twelve months prior to the Determination Date, and “Solicit” or “Solicitation” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any Person to take or refrain from taking any action. Notwithstanding the foregoing, nothing contained in this subparagraph (a) is intended to restrict or prohibit Executive from becoming an officer, director or employee of a Competitive Enterprise or the conduct of such Competitive Enterprise in the usual and ordinary course of its business so long as Executive does not violate the provisions of clauses (i) – (iv) hereof. (b) Confidentiality. Executive hereby acknowledges that, as an executive of AR Bank, he or she makes use of, acquires and adds to Confidential Information of a special and unique nature and value relating to ARB and its affiliate’s strategic plans, operations, financial condition and performance, and such Confidential Information are trade secrets of ARB and/or AR Bank. Executive further recognizes and acknowledges that all Confidential Information is the exclusive property of ARB, is material and confidential, and is critical to the successful conduct of the business of ARB and its affiliates. Executive agrees to undertake the following obligations which Executive acknowledges to be reasonably designed to protect ARB’s legitimate business interests without unnecessarily or unreasonably restricting Executive’s ability to pursue a livelihood after his or her relationship with AR Bank has terminated. Accordingly, Executive hereby covenants and agrees that from the date hereof until the earlier of the termination of the Merger Agreement in accordance with its terms prior to the Effective Time and the Termination Date, whether or not Executive remains employed by AR Bank at any time during such period, Executive will use Confidential Information for the benefit of ARB or AR Bank only and shall not at any time (without the prior written consent of Parent), directly or indirectly, divulge, reveal or communicate any Confidential Information to any Person, or use any Confidential Information for his or her own benefit or for the benefit of any other Person. The above time limitation is not intended to modify Executive’s duties under law to refrain from divulging or revealing any information which is protected under state and federal laws and regulations, including but not limited to information regarding AR Bank’s customers, consumers and employees, or Executive’s duty hereunder not to any time, directly or indirectly, divulge, reveal or communicate to any Person any Confidential Information with respect to which ARB or AR Bank has confidentiality obligations to a third party by contract or otherwise. In the event of a dispute regarding liability for divulging information which is protected under state and federal laws and regulations, the burden will be on Executive to prove such information was not divulged in violation of the relevant laws or regulations. For purposes of this Agreement, “Confidential Information” means any proprietary or confidential information of ARB or its affiliates, whether or not labeled confidential, including, but not limited to, information (whether in written, oral, electronic or graphic form) concerning ARB’s or its affiliate’s businesses, transactions, contracts, operations, products, services, costs and prices, lists of actual or prospective Clients (including knowledge of their financial condition and their financial needs), suppliers, strategies, development and expansion plans, financial condition and performance, financial data, marketing plans, budgets, personnel, relationships with regulatory and self-regulatory bodies, policies, plans, procedures and other non-public matters. Confidential Information shall not, however, include information that (i) is or becomes generally available to the public other than as a result of disclosure by Executive in violation of this subparagraph (b) or in violation of applicable law, or (ii) is or has become available to Executive on a non- confidential basis from a source other than ARB, Parent or any of their respective subsidiaries or any other person who Executive knows, or has reason to know, is bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation to either ARB or Parent or any of their respective subsidiaries. Upon termination of Executive’s relationship with AR Bank, Executive shall immediately return to AR Bank any and all Confidential Information in his or her possession or under his or her control, including, without limitation, all records, files, reports, manuals, drawings, designs, computer files in any media, analyses, summaries, notes or other documents or work papers (and all copies, summaries and abstracts thereof) containing or based upon any Confidential Information, whether prepared by ARB, AR Bank or any other Person. (c) Legally Required Disclosure. If Executive is requested or required by any tribunal or government agency (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process), to disclose any Confidential Information that would violate the other provisions of this Agreement, Executive shall provide Parent with written notice of any such request or requirement within 5 business days and shall provide, at Parent’s expense, such reasonable cooperation as Parent may request so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement as it would apply to such requested or required disclosure. If, in the absence of a protective order or other remedy or the receipt of a written waiver from Parent, Executive is nonetheless legally compelled to disclose Confidential Information to any tribunal or government agency, Executive may, without liability hereunder, disclose to such tribunal or government agency only that portion of Confidential Information which is legally required to be disclosed; provided that Executive exercises reasonable efforts to preserve the confidentiality of such Confidential Information, including, without limitation, by reasonably cooperating with Parent, at its expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such Confidential Information by such tribunal or government agency. (d) Nothing in this Agreement prohibits Executive from reporting an event that Executive reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission, Equal Employment Opportunity Commission, or U.S. Department of Labor), or from cooperating in an investigation conducted by such a government agency. Executive is hereby provided notice that under the 2016 Defend Trade Secrets Act (DTSA): (i) no individual will be held criminally or civilly liable under Federal or State trade secret law for disclosure of a trade secret (as defined under the DTSA) that: (A) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document contain the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. (e) Separate Covenants. The terms and provisions of the covenants contained in this Section 1 above are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, the validity or the enforceability of any other provision of this Agreement shall not thereby be affected. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) contained in the preceding paragraphs of this Section 1, then such unenforceable covenants (or any such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. (f) Reformation. Each party hereto acknowledges that the potential restrictions on Executive’s future activities imposed by the covenants in this Section 1 are reasonable in both duration and geographic scope and in all other respects. In the event that the provisions of this Section 1 should ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations or scope, as the case may be, permitted by applicable law, and each party agrees that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction. (g) Specific Performance. Executive acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Section 1 and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that Parent shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain Executive from violating any of such provisions of this Agreement. In connection with any action or proceeding for such equitable or injunctive relief, Executive hereby waives any claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each such provision of this Section 1 specifically enforced against Executive, without the necessity of posting bond or other security against Executive, and consents to the entry of equitable or injunctive relief against Executive enjoining or restraining any breach or threatened breach of any of the provisions of this Section 1. 2. Miscellaneous. (a) Amendment; Waiver. This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature. (b) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. (c) Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of California, without regard to the conflict of law principles thereof. (d) Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California in the County of Marin or of the United States of America for the Northern District of California and, by execution and delivery of this Agreement, each of Executive and Parent hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Executive and Parent irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in Section 2(f) below, such service to become effective thirty (30) days after such delivery. (e) Attorney’s Fees. The prevailing party in any litigation, arbitration, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) such Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel. (f) Notices. All notices, requests, instructions and other communications to be given hereunder by any party to the other shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail, postage prepaid (return receipt requested), to such party at its address set forth below or such other address as such party may specify to the other party by notice provided in accordance with this Section 2(f). if to Parent, to: Bank of Marin Bancorp 504 Redwood Blvd., Suite 100

Novato, California 94947 Telephone: (415) 763-4520 Facsimile: (415) 884-9153 Attention: Russell A. Colombo if to Executive, to: _____________________ _____________________ (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof. (h) Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than parties hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement. (i) Assignment. This Agreement shall not be assignable by law or otherwise without the prior written consent of the other party hereto; provided, however, that Parent may assign any of its rights and obligations hereunder to any of its affiliates or to any other entity which may acquire all or substantially all of the assets, shares or business of Parent or any of its subsidiaries or any entity with or into which Parent or any of its subsidiaries may be consolidated or merged. (j) Compliance. Parent’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right that Parent may have hereunder shall not be deemed to be waiver of such provision or right or any other provision or right of this Agreement. (k) Advice of Counsel. EXECUTIVE ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, EXECUTIVE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND EXECUTIVE HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF. (l) Captions. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(m) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. 3. Term of Agreement; Termination. This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. BANK OF MARIN BANCORP By:_____________________________ Name: Russell A. Colombo Title: President and Chief Executive Officer ________________________________ [*] Executive

EXHIBIT C-1 Form of Agreement of Merger

EXHIBIT C-1 MERGER AGREEMENT Merger Agreement, dated as of [*], 2021 (“Agreement”), by and between American River Bankshares (“ARB”), and Bank of Marin Bancorp (“Parent”). WITNESSETH: WHEREAS, ARB is a California corporation and registered bank holding company which has its principal place of business in Rancho Cordova, California; and WHEREAS, Parent is a California corporation and registered bank holding company which has its principal place of business in Novato, California; and WHEREAS, ARB and Parent have entered into an Agreement to Merge and Plan of Reorganization, dated as of April 16, 2021 (the “Reorganization Agreement”), pursuant to which ARB will merge with and into Parent (the “Merger”), with Parent as the surviving corporation; and WHEREAS, the respective Boards of Directors of ARB and Parent have approved and deemed it advisable to consummate the merger provided for herein in which ARB would merge with and into Parent on the terms and conditions herein provided immediately following the effective time of the Merger. NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows: 1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 14 below), ARB shall merge with and into Parent in accordance with the relevant provisions of the California General Corporation Law (“CGCL”). Parent shall be the surviving corporation of the Merger (the “Surviving Corporation”) and will continue its corporate existence under the CGCL. At the Effective Time, the separate existence of ARB will cease. 2. Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in the CGCL. 3. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of Parent in effect immediately prior to the Effective Time shall be the governing documents of the Surviving Corporation, until altered, amended or repealed in accordance with their terms and applicable law. 4. Name; Office. The name of the Surviving Corporation shall be “Bank of Marin Bancorp.” The main office of the Surviving Corporation shall be the main office of Parent immediately prior to the Effective Time.

5. Directors and Executive Officers. The directors and executive officers of the Surviving Corporation immediately after the Merger shall be the directors and executive officers of Parent immediately prior to the Merger, with an additional two (2) directors of ARB to be determined by the parties to be appointed as directors of Parent to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of Parent and as otherwise provided by law. 6. Effect on Shares of Stock. (a) Parent. Each share of the Parent’s common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding after the Merger. (b) Shares of ARB. As of the Effective Time and subject to the provisions of this Agreement, each share of ARB common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be entitled to receive 0.575 shares of common stock, no par value, of Parent. Any shares of ARB common stock held in the treasury of ARB or by Parent immediately prior to the Effective Time shall be retired and cancelled with no consideration. (c) ARB Stock Options and ARB Restricted Stock. Immediately prior to the Effective Time, ARB shall take such actions as may be necessary such that immediately prior to the Effective Time each ARB stock option, whether or not then exercisable, shall be cancelled and only entitle the holder thereof, as soon as reasonably practicable after surrender thereof, to receive an amount in cash, without interest, from ARB equal to the product of (x) the total number of shares subject to the ARB stock option times (y) the excess, if any, of (i) the product of the Parent Average Price (as defined in the Reorganization Agreement), times the Exchange Ratio (as defined in the Reorganization Agreement), over (ii) the exercise price per share under such ARB stock option less applicable taxes required to be withheld with respect to such payment. At the Effective Time, each option to purchase a share of ARB common stock whether or not then exercisable shall terminate and be of no further effect and any rights thereunder to purchase shares of ARB common stock shall also terminate and be of no further force or effect. Any shares of ARB restricted stock that vest prior to the Effective Time will be treated as any other outstanding share of ARB common stock and shall receive the Merger Consideration (as defined in the Reorganization Agreement). Any share of ARB Restricted Stock will vest prior to or immediately upon the Effective Time and will be treated as any other outstanding shares of ARB Common Stock entitled to the Merger consideration set forth in Section 6(b) herein. (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent common stock will be issued and any holder of shares of ARB common stock entitled to receive a fractional share of Parent Common Stock but for this Section 6(d) shall be entitled to receive a cash payment equal to the product (calculated to the nearest hundredth) obtained by multiplying (i) [$ 1] times (ii) the fraction of share of Parent common stock to which such holder shall otherwise be entitled. 1 An amount equal to the Parent Average Price shall be inserted immediately prior execution and delivery of the Merger Agreement.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement. 8. Governing Law. This Agreement shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of California. 9. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent and ARB at any time prior to the Effective Time. 10. Waiver. To the fullest extent provided by law, any of the terms or conditions of this Agreement may be waived prior to the effective time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party. 11. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. 12. Termination. This Agreement shall terminate upon the termination of the Reorganization Agreement prior to the Effective Time in accordance with its terms. The Agreement may also be terminated at any time prior to the Effective Time by an instrument executed by ARB and Parent. 13. Conditions Precedent. Completion of the Merger as provided herein is conditioned upon the satisfaction of the conditions set forth in the Reorganization Agreement, any and all of which may be waived in accordance with the terms and provisions of the Reorganization Agreement. 14. Effectiveness of Merger. The Merger shall become effective on the date and at the time that this Agreement and the appropriate Officers’ Certificates (the “Merger Filing”) are duly filed with the California Secretary of State, or at such subsequent date or time as Parent and ARB agree and specify in the Merger Filing (the “Effective Time”). 15. Entire Agreement. Except as otherwise set forth in this Agreement and the Reorganization Agreement, the Reorganization Agreement and this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. To the extent of a conflict between the terms of the Reorganization Agreement and the terms of this Agreement, the terms of the Reorganization Agreement shall control. [Signature page to follow]

4 IN WITNESS WHEREOF, each of Parent and ARB has caused this Agreement to be executed on its behalf by its duly authorized officers. BANK OF MARIN BANCORP By:________________________________ Name: Russell A. Colombo Title: President and Chief Executive Officer By:________________________________ Name: Nancy R. Boatright Title: Senior Vice President and Corporate Secretary AMERICAN RIVER BANKSHARES By: ________________________________ Name: David E. Ritchie, Jr. Title: President and Chief Executive Officer By: ________________________________ Name: Kimberly A. Box Title: Corporate Secretary

Certificate of Approval of Merger Agreement Pursuant to Section 1103 of the California Corporations Code, the undersigned, Russell A. Colombo and Nancy R. Boatright certify that: 1. They are the President and Corporate Secretary, respectively, of Bank of Marin Bancorp, a California corporation (“Parent”). 2. This certificate is attached to the Merger Agreement, dated April 16, 2021 (the “Agreement”), by and between American River Bankshares, a California corporation (“ARB”), and Parent, which provides for the merger of ARB with and into Parent (the “Merger”). 3. The Agreement in the form attached was duly approved by the Board of Directors of Parent. 4. Parent has two classes of stock authorized consisting of shares of Common Stock and Preferred Stock. Parent has [*] shares of Common Stock outstanding which were entitled to vote on the Merger and no shares of Preferred Stock outstanding. 5. The principal terms of the Agreement in the form attached were approved by the vote of the shareholders of Bank of Marin Bancorp which equaled or exceeded the vote required. 6. The percentage vote required was more than 50% of the outstanding shares of Common Stock which were entitled to vote on the Merger. We certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed in Novato, California on ________, 2021. ________________________________ Russell A. Colombo, President & CEO ________________________________ Nancy R. Boatright, Corporate Secretary

Certificate of Approval of Merger Agreement Pursuant to Section 1103 of the California Corporations Code, the undersigned, David E. Ritchie, Jr. and Kimberly A. Box certify that: 1. They are the President and Corporate Secretary, respectively, of American River Bankshares, a California corporation (“ARB”). 2. This certificate is attached to the Merger Agreement, dated April 16, 2021 (the “Agreement”), by and between Bank of Marin Bancorp, a California corporation (“Parent”), and ARB, which provides for the merger of ARB with and into Parent (the “Merger”). 3. The Agreement in the form attached was duly approved by the Board of Directors of ARB. 4. ARB has two classes of stock authorized consisting of shares of Common Stock and Preferred Stock. ARB has [*] shares of Common Stock outstanding which were entitled to vote on the Merger and no shares of Preferred Stock outstanding. 5. The principal terms of the Agreement in the form attached were approved by the vote of the shareholders of American River Bankshares which equaled or exceeded the vote required. 6. The percentage vote required was more than 50% of the outstanding shares of Common Stock which were entitled to vote on the Merger. We certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed in Rancho Cordova, California on _____________, 2021. ________________________________ David E. Ritchie, Jr., President & CEO ________________________________ Kimberly A. Box, Corporate Secretary

EXHIBIT C-2 Form of Agreement of Merger

EXHIBIT C-2 MERGER AGREEMENT Merger Agreement, dated as of [*], 2021 (“Agreement”), by and between American River Bank (“AR Bank”) and Bank of Marin (“Bank”). WITNESSETH: WHEREAS, AR Bank is a California-chartered bank and a wholly-owned subsidiary of American River Bankshares (“ARB”), which has its principal place of business in Rancho Cordova, California; and WHEREAS, Bank is a California-chartered bank and a wholly-owned subsidiary of Bank of Marin Bancorp (“Parent”), which has its principal place of business in Novato, California; and WHEREAS, Parent and ARB have entered into an Agreement to Merge and Plan of Reorganization, dated as of April 16, 2021 (the “Reorganization Agreement”), pursuant to which AR Bank will merge with and into Bank following the merger of ARB with and into Parent (the “Parent Merger”), with Bank as the surviving corporation (the “Merger”); and WHEREAS, immediately prior to the Effective Time, as defined below, AR Bank shall be a wholly-owned subsidiary of Parent; WHEREAS, the respective Boards of Directors of AR Bank and Bank have approved and deemed it advisable to consummate the merger provided for herein in which AR Bank would merge with and into Bank on the terms and conditions herein provided immediately following the effective time of the Merger. NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows: 1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 15 below), AR Bank shall merge with and into Bank under the laws of the State of California and of the United States. Bank shall be the surviving corporation of the Merger (the “Surviving Bank”) and the separate existence of AR Bank shall cease. 2. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of Bank in effect immediately prior to the Effective Time shall be the governing documents of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law. 3. Name; Offices. The name of the Surviving Bank shall be “Bank of Marin.” The main office of the Surviving Bank shall be the main office of Bank immediately prior to the Effective Time. All branch offices of AR Bank and Bank which were in lawful operation immediately prior to the Effective Time shall continue to be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by AR Bank and Bank and applicable regulatory authorities after the date hereof. 4. Directors and Executive Officers. The directors and executive officers of the Surviving Bank immediately after the Merger shall be the directors and executive officers of Bank immediately prior to the Merger, with an additional two (2) directors of AR Bank to be determined by the parties to be appointed as directors of Bank to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of Bank or as otherwise provided by law. 5. Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the California General Corporation Law and the California Financial Code. Without limiting the generality of the foregoing and subject thereto, at the Effective Time: (a) all rights, franchises and interests of AR Bank in and to every type of property (real, personal and mixed), tangible and intangible, and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by AR Bank immediately prior to the Effective Time; and (b) the Surviving Bank shall be liable for all liabilities of AR Bank, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of AR Bank shall be preserved unimpaired; after the Effective Time, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Time. 6. Effect on Shares of Stock. (a) AR Bank. As of the Effective Time, each share of AR Bank common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled without consideration. Any shares of AR Bank common stock held in the treasury of AR Bank prior to the Effective Time shall be retired and cancelled. (b) Bank. Each share of the Bank’s common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding. 7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

8. Governing Law. This Agreement shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of California. 9. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Bank and AR Bank at any time prior to the Effective Time. 10. Waiver. To the fullest extent provided by law, any of the terms or conditions of this Agreement may be waived prior to the effective time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party. 11. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. 12. Termination. This Agreement shall terminate upon the termination of the Reorganization Agreement prior to the Effective Time in accordance with its terms. The Agreement may also be terminated at any time prior to the Effective Time by an instrument executed by AR Bank and Bank. 13. Conditions Precedent. The obligations of the parties under this Agreement shall be subject to (i) receipt of approval of the Merger from all governmental and bank regulatory authorities whose approval is required; (ii) receipt of any necessary regulatory approval to operate the main office and the branch offices of AR Bank as offices of Bank; and (iii) the consummation of the Parent Merger pursuant to the Reorganization Agreement before the Effective Time. 14. Procurement of Approvals. AR Bank and Bank shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Reorganization Agreement, including without limitation the preparation and submission of such applications or other filings for approval of the Merger to the governmental authorities as may be required by applicable laws and regulations. 15. Effectiveness of Merger. The Merger shall become effective on the date and at the time that this Agreement, as certified by the California Secretary of State, is filed with the California Department of Financial Protection & Innovation—Division of Financial Institutions, or as set forth in such filing (the “Effective Time”). 16. Entire Agreement. Except as otherwise set forth in this Agreement and the Reorganization Agreement, the Reorganization Agreement and this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. To the extent of a conflict between the terms of the Reorganization Agreement and the terms of this Agreement, the terms of the Reorganization Agreement shall control. [Signature page to follow]

5 IN WITNESS WHEREOF, each of Bank and AR Bank has caused this Agreement to be executed on its behalf by its duly authorized officers. BANK OF MARIN By:________________________________ Name: Russell A. Colombo Title: President and Chief Executive Officer By:________________________________ Name: Nancy R. Boatright Title: Senior Vice President and Corporate Secretary AMERICAN RIVER BANK By: ________________________________ Name: David E. Ritchie, Jr. Title: President and Chief Executive Officer By: ________________________________ Name: Kimberly A. Box Title: Corporate Secretary

Certificate of Approval of Merger Agreement Pursuant to Section 1103 of the California Corporations Code, the undersigned, Russell A. Colombo and Nancy R. Boatright certify that: 1. They are the President and Corporate Secretary, respectively, of Bank of Marin, a California state-chartered bank (“Bank”). 2. This certificate is attached to the Merger Agreement, dated April 16, 2021 (the “Agreement”), by and between American River Bank (“AR Bank”) and Bank which provides for the merger of AR Bank with and into Bank (the “Merger”). 3. The Agreement in the form attached was duly approved by the Board of Directors of Bank. 4. Bank has two classes of stock authorized consisting of shares of Common Stock and Preferred Stock. Bank has 100 shares of Common Stock outstanding which were entitled to vote on the Merger and no shares of Preferred Stock outstanding. 5. The principal terms of the Agreement in the form attached were approved by the sole shareholder of Bank. We certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed in Novato, California on ________, 2021. ________________________________ Russell A. Colombo, President & CEO ________________________________ Nancy R. Boatright, Corporate Secretary

Certificate of Approval of Merger Agreement Pursuant to Section 1103 of the California Corporations Code, the undersigned, David E. Ritchie, Jr. and Kimberly A. Box certify that: 1. They are the President and Corporate Secretary, respectively, of American River Bank, a California state chartered bank (“AR Bank”). 2. This certificate is attached to the Merger Agreement, dated April 16, 2021 (the “Agreement”), by and between AR Bank and Bank of Marin (“Bank”), which provides for the merger of AR Bank with and into Bank (the “Merger”). 3. The Agreement in the form attached was duly approved by the Board of Directors of AR Bank. 4. AR Bank has two classes of stock authorized consisting of shares of Common Stock and Preferred Stock. AR Bank has [*] shares of Common Stock outstanding which were entitled to vote on the Merger and no shares of Preferred Stock outstanding. 5. The principal terms of the Agreement in the form attached were approved by the sole shareholder of AR Bank. We certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed in Rancho Cordova, California on _____________, 2021. ________________________________ David E. Ritchie, Jr., President & CEO ________________________________ Kimberly A. Box, Corporate Secretary